UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
BIG 5 SPORTING GOODS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BIG 5 SPORTING GOODS CORPORATION

2525 EAST EL SEGUNDO BOULEVARD

EL SEGUNDO, CALIFORNIA 90245

April 26, 2024

Dear Fellow Stockholder:

You are cordially invited to participate in the Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation (the “Company”), on June 5, 2024, at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. You will be able to participate in the Annual Meeting by logging in at www.virtualshareholdermeeting.com/BGFV2024. Details regarding how to participate in the Annual Meeting online are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.

the re-election of Colleen B. Brown, Stephen E. Carley, and David R. Jessick as Class A directors to the Company’s Board of Directors (the “Board”), each to hold office until the 2027 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified);

2.	an advisory vote to approve the compensation paid to our named executive officers;

3.	the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2024; and

5.	the transaction of such other business as may properly come before the Annual Meeting.

Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement, proxy card and the Company’s 2023 Annual Report on Form 10-K.

Your vote is very important regardless of how many shares you own. We hope you can participate in the Annual Meeting. However, whether or not you plan to participate in the Annual Meeting, we request that you submit your proxy through one of the methods described in the enclosed Proxy Statement.

Sincerely,

Steven G. Miller

Chairman of the Board, President

and Chief Executive Officer

BIG 5 SPORTING GOODS CORPORATION

2525 EAST EL SEGUNDO BOULEVARD

EL SEGUNDO, CALIFORNIA 90245

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 5, 2024

TO THE STOCKHOLDERS OF BIG 5 SPORTING GOODS CORPORATION:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation, a Delaware corporation (“we”, “us”, “our” and the “Company”), will be held on June 5, 2024, at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof (the “Annual Meeting”). There will be no physical location for stockholders to attend. Stockholders may only participate by logging in at www.virtualshareholdermeeting.com/BGFV2024. To participate in the Annual Meeting, you will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.

At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon:

1.

the re-election of Colleen B. Brown, Stephen E. Carley, and David R. Jessick as Class A directors to the Company’s Board of Directors (the “Board”), each to hold office until the 2027 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified);

2.	an advisory vote to approve the compensation paid to our named executive officers;

3.	the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2024; and

4.	the transaction of such other business as may properly come before the Annual Meeting.

Only stockholders of record of the Company’s common stock at the close of business on April 15, 2024 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Whether or not you plan to attend the Annual Meeting virtually, please consider voting prior to the meeting at www.proxyvote.com, or by calling 1-800-690-6903 or completing, signing, dating and returning the proxy card. Voting prior to the Annual Meeting does not deprive you of your right to attend and to vote your shares during the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company, 2525 East El Segundo Boulevard, El Segundo, California 90245 for at least ten days prior to the Annual Meeting and will also be available for inspection on the virtual meeting website during the meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO PARTICIPATE IN THE ANNUAL MEETING, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE EITHER (I) THROUGH THE INTERNET, (II) BY TELEPHONE OR (III) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

BY ORDER OF THE BOARD OF DIRECTORS,

Ian R. Landgreen

Secretary

El Segundo, California

April 26, 2024

BIG 5 SPORTING GOODS CORPORATION

2525 EAST EL SEGUNDO BOULEVARD

EL SEGUNDO, CALIFORNIA 90245

PROXY STATEMENT RELATING TO

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 5, 2024

This Proxy Statement is being furnished to the stockholders of Big 5 Sporting Goods Corporation, a Delaware corporation (“we”, “us”, “our” and the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board ”) for use at the Annual Meeting of the Company’s stockholders to be held on June 5, 2024, at 10:00 a.m. Pacific Time, online at www.virtualshareholdermeeting.com/BGFV2024, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, holders of the Company’s common stock, $0.01 par value per share, will be asked to vote upon: (i) the re-election of Colleen B. Brown, Stephen E. Carley, and David R. Jessick as Class A directors to the Company’s Board of Directors, each to hold office until the 2027 annual meeting of stockholders; (ii) an advisory vote to approve the compensation paid to our named executive officers; (iii) the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2024; and (iv) any other business that properly comes before the Annual Meeting.

This Proxy Statement and the accompanying proxy card are first being mailed to the Company’s stockholders on or about April, 26, 2024. The address of the principal executive offices of the Company is 2525 East El Segundo Boulevard, El Segundo, California 90245.

Important Notice Regarding Availability of Proxy Materials for the 2024 Annual Meeting

of Stockholders to be Held on June 5, 2024:

The Notice of Annual Meeting and Proxy Statement, and the Annual Report to Stockholders, are

available to stockholders at www.proxyvote.com

ANNUAL MEETING

Record Date; Outstanding Shares; Quorum

Only holders of record of the Company’s common stock at the close of business on April 15, 2024 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 22,632,277 shares of common stock outstanding and entitled to vote, held of record by 540 stockholders. At least one-third, or 7,544,093 of these shares, present at the Annual Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each of the Company’s stockholders is entitled to one vote for each share of common stock standing in such stockholder’s name on the books of the Company as of the Record Date on any matter submitted to the stockholders. All properly submitted and unrevoked proxies will be counted for purposes of determining whether a quorum is present, including those providing for abstention and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote.

General Information Regarding the Annual Meeting

•

Date and Time. The Annual Meeting will be held “virtually” through an audio webcast on Wednesday, June 5, 2024, at 10:00 a.m., Pacific Time. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.

•	Access to the Audio Webcast of the Annual Meeting. The audio webcast of the Annual Meeting will begin promptly at 10:00 a.m., Pacific Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the Annual Meeting prior to the start time.

•

Log-in Instructions and Technical Support. As the Annual Meeting is being conducted via an audio webcast, there is no physical meeting location. You can attend the Annual Meeting and vote at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/BGFV2024. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the Annual Meeting starts. If you have difficulty accessing the Annual Meeting or require technical support during the meeting, please call the technical support number that will be posted on the log-in page for the Annual Meeting.

•

Questions. You will be able to submit written questions during the Annual Meeting by following the instructions that will be available on the Annual Meeting website during the Annual Meeting. Only questions pertinent to meeting matters or the Company and submitted in accordance with the Annual Meeting’s Rules of Conduct will be answered during the meeting, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. The Annual Meeting’s Rules of Conduct will be available on the Annual Meeting website.

Proposals to be Presented at the Annual Meeting

There are three matters to be presented for a vote at the Annual Meeting:

•

“Proposal No. 1”: the re-election of Colleen B. Brown, Stephen E. Carley, and David R. Jessick as Class A directors to the Company’s Board, each to hold office until the 2027 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified);

•	“Proposal No. 2”: an advisory vote to approve the compensation paid to our named executive officers; and

•	“Proposal No. 3”: the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2024.

Recommendation of the Company’s Board of Directors

The Board recommends that you vote using the proxy card:

•

FOR Proposal No. 1, the re-election of Colleen B. Brown, Stephen E. Carley, and David R. Jessick as Class A directors to the Company’s Board, each to hold office until the 2027 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified);

•	FOR Proposal No. 2, approval, on an advisory basis, of the compensation paid to the Company’s named executive officers; and

•	FOR Proposal No. 3, the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2024.

Proxy Cards

If you hold shares of the Company’s common stock in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please vote each proxy card you receive. Only your latest dated proxy for each account will be voted.

Methods of Voting; Revocability

By Internet or Telephone

If you hold shares of the Company’s common stock directly in your name as a stockholder of record, you may vote electronically via the internet at www.proxyvote.com, or by telephone by calling 1-800-690-6903. You will be required to enter the control number that is included on your proxy card.

If you hold shares of the Company’s common stock in street name through a broker or other nominee, you may vote electronically via the internet or by telephone by following the voting instructions on the enclosed proxy card. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee.

Online and telephone proxy voting is available 24 hours per day. Votes submitted via the internet or by telephone must be received by 11:59 p.m. (Eastern Time) on June 4, 2024.

By Mail

If you hold shares of the Company’s common stock directly in your name as a stockholder of record, you may vote by mail by marking, signing and dating your proxy card and returning it using the pre-paid return envelope provided. The Company must receive your proxy card no later than the close of business on June 4, 2024.

If you hold shares of the Company’s common stock in street name through a broker or other nominee, you may vote by mail by marking, signing and dating your proxy card and returning it using the pre-paid return envelope provided by the deadline shown on your proxy card.

At the Annual Meeting

To vote at the Annual Meeting, log in at www.virtualshareholdermeeting.com/BGFV2024. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. If you are the beneficial owner of shares held through a broker, or other nominee, please follow the instructions provided by your broker, trustee or nominee.

When a stockholder submits a proxy via the internet or by telephone, his or her proxy is recorded immediately. The Company encourages its stockholders to submit their proxies using these methods whenever possible. If you submit a proxy via the internet or by telephone, please do not return your proxy card by mail. If you cast votes at the Annual Meeting, those votes will supersede any votes that you previously submitted — whether via the internet, by telephone or by mail.

Your vote is important. Accordingly, please submit your proxy via the internet, by telephone or by mail, whether or not you plan to attend the Annual Meeting.

Stockholders are requested to submit their proxies through one of the above methods. All properly submitted proxies will be voted in accordance with the instructions indicated. If you are a registered holder and you submit your proxy but do not specify how the shares represented thereby are to be voted, your shares will be voted “FOR” the re-election of Colleen B. Brown, Stephen E. Carley, and David R. Jessick to serve as directors on the Board, “FOR” Proposal No. 2, and “FOR” Proposal No. 3.

The Board does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. By signing and returning a proxy card, a stockholder confers discretionary authority on the proxies (who are persons designated by the Board) to vote all shares covered by the proxy card in their discretion on any other matter that may properly come before the Annual Meeting.

Revocability of Proxies; Changing Your Vote

Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering a written revocation notice to the Secretary of Big 5 Sporting Goods Corporation, 2525

East El Segundo Boulevard, El Segundo, California 90245, (ii) submitting a valid, timely, later-dated proxy by mail, telephone or the internet or (iii) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any notice of revocation sent to the Company must include the stockholder’s name and be received by the Company prior to the close of business on June 4, 2024.

Votes Required

For Proposal No. 1, a nominee for re-election as a director shall be re-elected to the Board if the votes cast “for” such nominee’s re-election exceed the votes cast “against” such nominee’s re-election.

For Proposal No. 2, our stockholders will have an advisory vote to approve the compensation paid to our named executive officers as described in this Proxy Statement. Because the vote is advisory, it will not be binding upon our Board. However, the Board and the Compensation Committee will consider the result of the vote when making future decisions regarding our executive compensation policies and practices. Affirmative votes representing a majority of the votes cast, affirmatively or negatively, with respect to Proposal No. 2 at the Annual Meeting will be required to adopt the resolution and approve, on a nonbinding and advisory basis, the compensation of our named executive officers as such compensation is described in this Proxy Statement.

For Proposal No. 3, affirmative votes representing a majority of the votes cast, affirmatively or negatively, with respect to Proposal No. 3 at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s 2024 fiscal year.

Broker Non-Votes; Abstentions

The term broker non-vote refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. The election of directors and the advisory vote on executive compensation are not matters on which a broker or other nominee has discretionary authority to vote, and therefore there may be broker non-votes on Proposal Nos. 1 and 2 . The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2024 is a matter considered routine under applicable rules, and, accordingly, we do not expect to receive broker non-votes with respect to Proposal No. 3.

If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares, such shares will be considered present at the meeting for purposes of determining a quorum on all matters, but will not be considered to be votes cast.

In addition, a stockholder may vote to “abstain” with respect to Proposal Nos. 1, 2, or 3 or on any other proposals which may properly come before the Annual Meeting.

Proposal No. 1 is to be determined by a majority of the votes cast “for” and “against” each nominee’s re-election. Broker non-votes and abstentions will not be counted as a vote cast either “for” or “against” that nominee’s re-election and therefore will have no effect on the outcome of this proposal.

The approval of each of Proposal Nos. 2 and 3 requires affirmative votes representing a majority of the votes cast, affirmatively or negatively. Broker non-votes and abstentions will have no effect on the outcomes of these proposals.

Solicitation of Proxies and Expenses

This proxy solicitation is made by the Company, and the Company will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, certain of our directors and executive officers may, without additional compensation, solicit proxies by mail, in person or by telephone or other electronic means. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

(Item No. 1 on Proxy Card)

General

Proposal No. 1 concerns the election of three Class A directors. The Board consists of three classes: Class A directors, Class B directors and Class C directors. The current terms of office of the Class A directors, Class B directors and Class C directors expire in the year 2024 (Class A), the year 2025 (Class B) and the year 2026 (Class C). The terms of the Class A directors elected at the Annual Meeting will expire in the year 2027. Directors are elected to three-year terms, and each director holds office until such director’s successor is duly elected and qualified.

Each of our Class A director nominees, Colleen B. Brown, Stephen E. Carley, and David R. Jessick, has consented to being named in this Proxy Statement and has agreed to serve as a Class A director if re-elected. Each of the nominees currently serves on the Board. Certain information with respect to these nominees, as well as our Class B directors and Class C directors, is set forth below. Although we anticipate that each nominee will be available to serve as a director, if any nominee becomes unable to serve or for good cause will not serve, the proxies will be voted by the proxy holders as directed by the Board.

Unless specific instructions to vote otherwise have been given, the persons named in the proxy as proxy holders intend to vote at the Annual Meeting “for” with respect to the re-election of each nominee presented below. In the election of directors, assuming a quorum is present, a nominee for re-election as a director shall be re-elected to the Board if the votes cast “for” such nominee’s re-election exceed the votes cast “against” such nominee’s re-election. All properly submitted and unrevoked proxies will be counted for purposes of determining whether a quorum is present, including those providing for abstention and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote. Broker non-votes and abstentions will not be counted as a vote cast either “for” or “against” that nominee’s re-election and therefore will have no effect on the re-election of the nominees listed below.

Based on definitions of independence established by Nasdaq, and the determinations of our Nominating and Corporate Governance Committee and our Board, Colleen B. Brown, Stephen E. Carley, and David R. Jessick are and would be independent directors.

Required Vote

A nominee for re-election as a director shall be re-elected to the Board if the votes cast “for” such nominee’s re-election from holders of shares of stock represented and voting at the Annual Meeting exceed the votes cast “against” such nominee’s re-election.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

Class A Directors Whose Terms Will Expire in 2024 and are Nominees by the Board of Directors for Re-election at the Annual Meeting

Colleen B. Brown has served as a director since August 2019. Ms. Brown was previously President, Chief Executive Officer and a director of Fisher Communications Inc., a public multimedia company. She also has served in various leadership capacities with media companies Belo Corp., Lee Enterprises and Gannett. In addition, Ms. Brown was the founder of Marca Global, an innovative marketing and internet technology company. Ms. Brown currently serves on the board of TrueBlue, where she is chair of the Nominating & Corporate Governance Committee and a member of the Compensation Committee and the Innovation and Technology Committee. She also serves on the boards of privately held Port Blakely Forestry, as well as non-profit Delta Dental of Washington. Over the course of her career, Ms. Brown has served on numerous other corporate boards, including Spark Networks, where she served as board chair and interim CEO, American Apparel, where she served as board chair, DataSphere Technologies, BECU (Boeing Employees Credit Union), CareerBuilder and Classified Ventures. Age: 65.

Ms. Brown brings extensive executive and boardroom experience in strategic planning, operations, finance, technology and corporate governance matters through a distinguished career of proven leadership that has included service as chair of a two public company boards, Chief Executive Officer of two public companies and senior officer of multiple leading media and technology companies. We believe that Ms. Brown’s executive experience provides a valuable perspective on our Board.

Stephen E. Carley has served as a director since October 2019. Mr. Carley was previously Chief Executive Officer of Red Robin Gourmet Burgers for nearly six years and President and Chief Executive Officer of El Pollo Loco for almost ten years. He also served as President and Chief Operating Officer of the Universal City Hollywood theme park and entertainment complex, and served for eleven years at Pepsico in a variety of leadership positions within its Taco Bell division and other divisions. He began his career in marketing and product management with General Mills and The Pillsbury Company. Mr. Carley currently serves as a board member and Executive Chairman for United FP, the largest franchisee of Planet Fitness health clubs, an Executive Council member for American Securities, an investment firm, and a board member for the Retail Analytics Council at Northwestern University. He previously served as a director for Red Robin Gourmet Burgers, El Pollo Loco and Harte Hanks, a global marketing firm. Age: 71.

Mr. Carley brings comprehensive operating experience as chief executive and chief operating officer of several companies, including multi-unit consumer-facing businesses, as well as a strong background in marketing leadership roles across many leading brands. We believe his operational and marketing experience provide a valuable addition to our Board.

David R. Jessick has served as a director since March 2006. Mr. Jessick is retired. Prior to his retirement in 2005, Mr. Jessick served as consultant to the chief executive and senior financial staff at Rite Aid Corp., a retail drug store company, from 2002 to 2005. Mr. Jessick served as Rite Aid’s Senior Executive Vice President and Chief Administrative Officer from 1999 to 2002. Prior to joining Rite Aid, from 1997 to 1999, Mr. Jessick was the Chief Financial Officer for Fred Meyer, Inc., where he also served as Executive Vice President, Finance and Investor Relations. From 1979 to 1996, he held various financial positions, including Senior Executive Vice President and Chief Financial Officer, with Thrifty Payless, Inc. and Payless Drugstores Northwest, Inc. Mr. Jessick began his career as a certified public accountant with Peat, Marwick, Mitchell & Co. Mr. Jessick previously served on the board of directors of Rite Aid Corp. and DFC Global. Age: 70.

Mr. Jessick has more than 30 years of experience as a corporate financial executive and chief financial officer of publicly traded companies in the retail sector. He has been a member of several public company boards, including three companies in the retail sector, served as chairman of the board of a publicly traded company in the retail sector, and served on a number of public company board committees, including three audit committees. We believe that Mr. Jessick’s extensive experience with the financial and operational issues of publicly traded companies, especially those in the retail sector, is invaluable to our Board.

Class B Directors Whose Terms Will Expire in 2025

Lily W. Chang has served as a director since October 2021. Ms. Chang has held various roles with Leonard Green & Partners (“LGP”), a private equity firm, since 2004. She currently serves as Senior Advisor of LGP and prior to that, was Chief Portfolio Services Officer of LGP. In her roles at LGP, Ms. Chang has led collaborative efforts to drive results and innovation with portfolio companies across a broad array of industries, including retail and consumer services. Prior to joining LGP, Ms. Chang worked in strategy and planning roles at Nissan North America and Nissan Motor Acceptance Corporation, was a partner with eCompanies Venture Group, and held finance and management positions with The Walt Disney Company and Procter & Gamble. Ms. Chang is also a member of the board of directors of JOANN Stores, a specialty retailer of fabrics and crafts. Age: 58.

We believe that Ms. Chang’s broad-based experience from working with many leading retail and consumer companies, as well as her private equity background and operational focus and expertise, offer a valuable perspective and skill set to our Board.

Van B. Honeycutt has served as a director since April 2013, and has served as the Lead Independent Director on our Board since October 2016. Mr. Honeycutt is retired. Prior to his retirement in 2007, Mr. Honeycutt was the Chairman and Chief Executive Officer of Computer Sciences Corporation (“CSC”), a leading global provider of technology-enabled business solutions and services. He joined CSC in 1975, serving in a variety of managerial and executive positions, including Vice President and General Manager of CSC’s Business Services Division, President of CSC Credit Services, Corporate Vice President and President of CSC’s Industry Services Group, and President and Chief Operating Officer of CSC. He was named Chief Executive Officer in 1995 and Chairman in 1997, and served in those positions until his retirement in 2007. Mr. Honeycutt also served on the board of directors of Beckman Coulter, Inc. from 1998 until 2011, and had previously served on the boards of directors of Tenet Healthcare Corporation and FHP International Corporation. In addition, Mr. Honeycutt was appointed by the President of the United States to the National Security Telecommunications Advisory Committee in 1995 and served on the committee for 10 years and as chairman for two years. Age: 79.

Mr. Honeycutt has extensive executive, financial and board experience, including service as Chairman and CEO of a leading publicly traded technology company and membership on the boards of other public companies. He brings extensive financial, operational and corporate governance knowledge to our Board, as well as strategic expertise and skills from the technology industry that we believe can help the Company use technology to improve operational efficiency.

Class C Directors Whose Terms Will Expire in 2026

Jennifer H. Dunbar has served as a director since February 2004. From 1994 to 1998, Ms. Dunbar was a partner with Leonard Green & Partners, L.P., a private equity firm, which she joined in 1989. Ms. Dunbar began her career as a financial analyst in the Mergers and Acquisitions Department of Morgan Stanley in 1985. Ms. Dunbar has served on the boards of trustees of various funds in the PIMCO Funds complex since April 2015 (PIMCO Funds, PIMCO Variable Investment Trust and PIMCO ETF Trust since April 2015 and PIMCO Equity Series and PIMCO Equity Series VIT since February 2016), where she is the chair of the Investment Performance Committee and a member of the Audit, Governance and Valuation Oversight Committees. Each of the PIMCO entities is a registered investment company under the Investment Company Act of 1940, as amended. Ms. Dunbar has also served as a member of the board of directors of PS Business Parks, Inc., a real estate investment trust, where she chaired the Compensation Committee and served on the Audit Committee. Age: 61.

Ms. Dunbar has extensive financial expertise, knowledge of investment banking and experience in private equity investments and mergers and acquisitions, which we believe is valuable to our Board. We believe her past experience as a member of public company boards, including five companies in the retail sector, and as a member of a number of public company board committees, including seven audit committees and nine compensation committees, is also extremely valuable to our Board.

Steven G. Miller has served as Chairman of the Board, Chief Executive Officer and President since 2002, 2000 and 1992, respectively. Mr. Miller has also served as a director since June 2002. In addition, Mr. Miller served as Chief Operating Officer from 1992 to 2000 and as Executive Vice President, Administration from 1988 to 1992. Age: 72.

Mr. Miller has over 50 years of experience at almost every level of the Company, which we believe positions him to provide essential insight from an inside perspective of the day-to-day operations of the Company. We also believe his comprehensive knowledge of the Company’s business and the retail sporting goods industry is invaluable to our Board.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table lists the current members of the Board, their age, and information regarding their class and committee membership:

Name	Age	Class	Expiration of Current Term
Colleen B. Brown (a)(c) Stephen E. Carley (a)(b) David R. Jessick (a)(c)	65 71 70	A A A	2024 2024 2024
Lily W. Chang (a)	58	B	2025
Van B. Honeycutt (b)(c)	79	B	2025
Jennifer H. Dunbar (b)(c)	61	C	2026
Steven G. Miller	72	C	2026

(a)	Member of the Audit Committee

(b)	Member of the Compensation Committee

(c)	Member of the Nominating and Corporate Governance Committee

The following table describes the current demographics of the Board. Of the seven directors who currently serve on the Board, three are female and one is an underrepresented minority.

Board Diversity Matrix (As of April 15, 2024)

Total Number of Directors	7

	Female	Male	Non- Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	4	—	—

Part II: Demographic Background

African American or Black	—	—	—	—

Alaskan Native or Native American	—	—	—	—

Asian	1	—	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	2	4	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—

Did Not Disclose Demographic Background	—

Board Meetings, Board Committees and Board Structure

The Board held five meetings during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, each incumbent director of the Company attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of the committees on which such director served (in each case, during the periods that such director served). Due to a lack of stockholder attendance at the Company’s annual meetings, the Board no longer has a policy regarding attendance at the annual meeting of stockholders by directors or nominees. Steven G. Miller attended the Company’s 2023 annual meeting of stockholders.

Each director holds office until such director’s resignation or until a successor is duly elected and qualified. It is the policy of the Board that a majority of the Board shall be “independent” as that term is defined in Nasdaq

Listing Rule 5605(a)(2). The Board has determined that Colleen B. Brown, Stephen E. Carley, Lily W. Chang, Jennifer H. Dunbar, Van B. Honeycutt and David R. Jessick, each of whom is a current member of the Board, are independent.

Executive Sessions of Independent Directors

To promote open discussion among the independent directors, the independent directors meet in executive session as deemed necessary and at least quarterly after regularly scheduled board meetings. The Lead Independent Director presides at these executive sessions. Any independent director may request that an executive session of the independent members of the Board be scheduled. Following such meetings, the Lead Independent Director (or another designated director) will discuss with the Chairman of the Board and Chief Executive Officer, to the extent appropriate, matters emanating from the executive sessions. The independent directors met in executive session four times during the fiscal year ended December 31, 2023.

Audit Committee

The Board has a standing Audit Committee, separately-designated and established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is chaired by David R. Jessick and currently consists of Mr. Jessick, Colleen B. Brown, Stephen E. Carley and Lily W. Chang. The Board has determined that each of the members of the Audit Committee (i) is “financially literate” (including the ability to read and understand financial statements) and an “independent director” (as that term is defined in Nasdaq Listing Rule 5605(a)(2)), (ii) meets the additional audit committee independence requirements set forth in Nasdaq Listing Rule 5605(c)(2), and (iii) qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. The Audit Committee held five meetings during the fiscal year ended December 31, 2023.

Pursuant to its written charter, the functions of the Audit Committee are, among other things, to:

•

be directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•

pre-approve all audit and permissible non-audit services to be performed for the Company by its independent registered public accounting firm in accordance with the provisions of Section 10A(i) of the Exchange Act;

•

establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•

review and discuss with the Company’s management and independent registered public accounting firm the Company’s financial disclosures, including its audited annual and unaudited quarterly consolidated financial statements, as well as the adequacy and effectiveness of the Company’s internal accounting controls;

•	discuss with the Company’s management and independent registered public accounting firm any significant changes to the Company’s accounting principles;

•

review the independence and performance of the Company’s independent registered public accounting firm, as well as the independent registered public accounting firm’s internal quality control procedures; and

•	review from time to time and make recommendations with respect to the Company’s policies relating to management conduct and oversee procedures and practices to ensure compliance with such policies.

The charter for the Audit Committee can be found on the Company’s website at www.big5sportinggoods.com. To locate the charter, go to the “Investor Relations” section of the website and click on “Corporate Governance.”

Compensation Committee

The Board has a standing Compensation Committee, which is chaired by Stephen E. Carley, and currently consists of Mr. Carley, Jennifer H. Dunbar and Van B. Honeycutt. Each of the members of the Compensation Committee is (i) an “independent director” within the meaning of Nasdaq Listing Rule 5605(a)(2) and meets the additional requirements for compensation committee members set forth in Nasdaq Listing Rule 5605(d)(2), and (ii) is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. Among other things, the function of the Compensation Committee is to review and determine the compensation and benefits of the Company’s executive officers and to administer the Company’s 2019 Equity Incentive Plan (the “2019 Equity Plan”). The Compensation Committee held three meetings during the fiscal year ended December 31, 2023.

The Compensation Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to a subcommittee so long as such subcommittee consists of at least two members of the Compensation Committee. The Compensation Committee has not formed any such subcommittees to date. The Compensation Committee typically receives and considers, to the extent it considers appropriate, recommendations from the Company’s Chief Executive Officer, Steven G. Miller, in connection with its compensation decisions. In carrying out its purposes and responsibilities, the Compensation Committee has authority to retain outside counsel or other experts or consultants, as it deems appropriate. The Compensation Committee has on occasion used outside consultants in making compensation determinations, but did not engage a compensation consultant for the purpose of making compensation determinations for the Company’s 2023 fiscal year.

The charter for the Compensation Committee can be found on the Company’s website at www.big5sportinggoods.com. To locate the charter, go to the “Investor Relations” section of the website and click on “Corporate Governance.”

Nominating and Corporate Governance Committee

The Board has a standing Nominating and Corporate Governance Committee, which is chaired by Jennifer H. Dunbar and currently consists of Ms. Dunbar, Colleen B. Brown, Van B. Honeycutt and David R. Jessick. Each of the members of the Nominating and Corporate Governance Committee is an “independent director” as that term is defined in Nasdaq Listing Rule 5605(a)(2). Among other things, the function of the Nominating and Corporate Governance Committee is to (i) identify, screen, review and recommend to the Board individuals qualified to be nominated for election to the Board and to fill vacancies or newly created positions on the Board, consistent with criteria approved by the Board, (ii) recommend to the Board the directors to serve on each Board committee, (iii) assess and, as necessary, develop and recommend to the Board corporate governance policies for the Company, and (iv) oversee the evaluation of the Board. As required by its Charter, the Nominating and Corporate Governance Committee annually oversees a review of the performance of the full Board and confirms that each committee is periodically reviewing its own charter and performance. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended December 31, 2023.

The charter for the Nominating and Corporate Governance Committee can be found on the Company’s website at www.big5sportinggoods.com. To locate the charter, go to the “Investor Relations” section of the website and click on “Corporate Governance.”

Director Qualifications and Nominations Process

It is the policy of the Board that, in addition to being approved by a majority of the Board, each director nominee must first be recommended by the Nominating and Corporate Governance Committee.

The policy of the Nominating and Corporate Governance Committee is to recommend and encourage the selection of directors who have achieved success in their personal fields and who demonstrate integrity and high personal and professional ethics, sound business judgment and willingness to devote the requisite time to their duties as director, and who will contribute to the overall corporate goals of the Company. Candidates are evaluated and selected based on their individual merit, as well as in the context of the composition and needs of the Board as a whole, including the independence requirements imposed by Nasdaq and the Securities and Exchange Commission. In evaluating the suitability of individual candidates for election or re-election to the Board, the Nominating and Corporate Governance Committee and the Board take into account many factors, including understanding of the retail industry, sales and marketing, finance, technology and other elements relevant to the Company’s business, as well as educational and professional background, the individual’s enhancement to diversity of the Board and past performance as a director. The Nominating and Corporate Governance Committee and the Board evaluate each individual with the objective of recommending a group of directors that can best perpetuate and build on the success of the business and represent stockholder interests. The Nominating and Corporate Governance Committee strives to create a Board composed of a collection of individuals with a variety of complementary skills who, as a group, possess the appropriate skills and experience to oversee the Company’s business. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee and the Board also consider the director’s past attendance at, and participation in, meetings of the Board and its committees and contributions to its activities. In the event of a potential or actual vacancy, the Nominating and Corporate Governance Committee and the Board use the Board’s network of contacts to identify potential candidates. In addition, the Nominating and Corporate Governance Committee has engaged professional search firms in the past to assist in identifying qualified candidates and may do so in the future when they deem appropriate.

Pursuant to our Director Qualifications and Nominations, Board Meetings and Stockholder Communications Policy (which is available on the “Investor Relations” section of the Company’s website under “Corporate Governance”), a stockholder who has beneficially owned more than five percent of the Company’s then-outstanding shares of common stock for a period of at least three years as of the date of making the proposal may propose candidates for consideration by the Nominating and Corporate Governance Committee and the Board by submitting the names and supporting information to: Big 5 Sporting Goods Corporation, Attention: Secretary, 2525 East El Segundo Blvd, El Segundo, CA 90245-4632. A stockholder recommendation for nomination must contain the following information (i) about the proposed nominee (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the number of shares of capital stock of the Company which are owned beneficially or of record by the person, including equity derivatives such as options or futures, (d) a resume of the person’s business and educational background, (e) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (f) confirmation that the person is willing to serve as a director if nominated and elected, and (ii) as to the stockholder making the recommendation (a) the name and record address of such stockholder, (b) the number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (c) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings between such stockholder and the proposed nominee, (d) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (e) documentary support that the stockholder satisfies the requisite stock ownership threshold and holding period. Neither the Nominating and Corporate Governance Committee nor the Board intends to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder.

Majority Voting Policy

The Board has adopted a policy statement on majority voting (which is available on the “Investor Relations” section of the Company’s website under “Corporate Governance”). Under this policy a nominee for a director position in an uncontested election must receive more votes cast “for” than “against” his or her election or re-election (with abstentions and broker non-votes not counted as a vote cast either for or against that nominee’s election) in order to be elected or re-elected to the Board. Any incumbent nominee for director in an uncontested election who receives the same or a greater number of votes “against” his or her election than votes “for” such election shall promptly tender his or her resignation, which resignation shall only be effective upon acceptance by the Board. The Nominating and Corporate Governance Committee will evaluate the resignation and recommend to the Board whether to accept the resignation or to take some other action.

Board Leadership Structure

Steven G. Miller serves as both the Chief Executive Officer and the Chairman of the Board. Given Mr. Miller’s long-standing association with the Company, and his extensive knowledge of and experience with the retail sporting goods industry, the Board believes that Mr. Miller’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. The Board believes that Mr. Miller’s extensive experience provides him with detailed and in-depth knowledge of the Company’s business and industry and the issues facing the Company, and that he is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Board further believes that his combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, vendors and customers.

Although the Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, it has not established this approach as a formal policy.

The Board has established the position of Lead Independent Director to provide an independent director with a leadership role on the Board. The independent directors elect the Lead Independent Director annually, and the position is currently held by Van B. Honeycutt. The Lead Independent Director presides at all meetings of the Board at which the Chairman and Chief Executive Officer is not present, including executive sessions of the independent directors, and has the authority to call meetings of the independent directors. In addition, the Lead Independent Director (i) conducts, in consultation with the other independent directors, an annual evaluation of the Chairman and Chief Executive Officer, (ii) serves as liaison between the independent directors and the Chairman and Chief Executive Officer, (iii) approves information sent to the Board, including meeting agendas, (iv) facilitates the Board’s approval of the number and frequency of Board meetings and approves meeting schedules, and (v) if requested by major stockholders, ensures that he or she is available, when appropriate, for consultation and direct communication. A summary of the role of the Lead Independent Director is available on the “Investor Relations” section of the Company’s website under “Corporate Governance.”

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for its non-management directors. Under the guidelines, following a phase-in period, non-management directors are expected to maintain equity ownership in the Company with a value equal to three times the annual cash retainer paid to non-management directors.

The Board also has adopted stock ownership guidelines for the Company’s Chief Executive Officer. Under the guidelines, the Chief Executive Officer is expected to maintain equity ownership in the Company with a value equal to three times his or her base salary.

Both sets of stock ownership guidelines are available on the “Investor Relations” section of the Company’s website under “Corporate Governance.”

Insider Trading Policy; Anti-Hedging and Anti-Pledging Policies

The Board has adopted insider trading policies and procedures governing the purchase and sale of the Company’s securities by its employees, directors and consultants that are designed to promote compliance with insider trading laws, rules and regulations and the listing standards applicable to the Company. In addition, the Board has adopted a Policy Concerning Hedging and Pledging Transactions, which includes Anti-Hedging and Anti-Pledging Policies. The Anti-Hedging Policy provides that no director or executive officer of the Company or its subsidiaries may, at any time, engage in any kind of hedging transaction that could reduce or limit the person’s exposure to changes in the value of such person’s holdings, ownership or interest in or to common shares or other securities of the Company, including without limitation outstanding stock options, restricted stock, restricted stock units or other compensation awards the value of which are derived from, referenced to or based on the value or market price of common shares of the Company or other securities of the Company. The Anti-Pledging Policy provides that no director or executive officer of the Company or its subsidiaries may purchase Company securities on a margin or otherwise pledge Company securities as collateral for a loan.

Risk Oversight

Company management is responsible for assessing and managing risk, subject to oversight by the Board. The Board satisfies this responsibility through reports by each committee chair regarding such committee’s considerations and actions, as well as through regular reports directly from the officers responsible for oversight of risks within the Company, including an annual report on the Company’s Enterprise Risk Management program. As part of this process, the Board regularly meets with the Chief Executive Officer, the Chief Financial Officer and the General Counsel, as well as other Company executives as the Board deems to be appropriate, and receives updates on management’s assessment of certain risk exposures, including risks related to liquidity, credit and operations.

The Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibilities for various matters as described in the committee charters. For example, the Audit Committee assists the Board’s oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit function and independent registered public accounting firm. In carrying out this responsibility, the Audit Committee works closely with management, including the Vice President of Internal Audit. The Audit Committee meets at least quarterly with members of management, including the Vice President of Internal Audit, to discuss risks and controls related to accounting and financial reporting.

The Compensation Committee oversees the compensation of the Company’s Chief Executive Officer and other executive officers and evaluates the appropriate compensation incentives to motivate senior management to grow long-term stockholder returns without undue risk taking. Company management has regularly reviewed all employee compensation policies and practices to determine if the Company’s compensation program encourages risks (such as a focus on short term goals without consideration of long-term consequences) that are reasonably likely to have a material adverse effect on the Company. At a meeting of the Compensation Committee in April 2024, management presented the findings of its most recent review, including its conclusion that the Company’s compensation programs do not encourage risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was primarily the result of the fact that the Company traditionally has not had incentive compensation programs that are based upon the achievement of specific performance goals or financial targets, which can potentially create such risks if not structured properly. Because the Company’s incentive compensation has been primarily based upon overall Company performance and not tied to the individual employee achieving any specific target metrics, management concluded that there is little motivation or opportunity for employees to take undue risks to achieve incentive compensation awards. In addition, all equity awards to employees vest over four years, which helps to align employees’ focus on long-term results. Following discussion, the Compensation Committee concurred with management’s conclusion.

Certain Relationships

There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company.

There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which such person has been or will be selected as a director and/or executive officer of the Company (other than arrangements or understandings with any such director, nominee and/or executive officer acting in such person’s capacity as such), except for the Company’s employment agreement with Steven G. Miller, who currently serves as Chairman of the Board, President and Chief Executive Officer, which provides that as long as he serves as an officer, the Company will use its best efforts to ensure that he continues to serve on the Company’s Board.

Audit Committee Report

The Company’s management has primary responsibility for the Company’s consolidated financial statements and overall reporting process, including the Company’s system of internal control over financial reporting and assessing the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues that the independent registered public accounting firm believes should be brought to its attention. The Audit Committee oversees and monitors the Company’s financial reporting process and the quality of its internal and external audit process.

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023 and the notes thereto and discussed such consolidated financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, acting as the Company’s independent auditor. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board (United States) (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees, which includes, among other items, the independent auditor responsibilities, any significant issues arising during the audit and any other matters related to the conduct of the audit of the Company’s consolidated financial statements. The Audit Committee also discussed with Deloitte & Touche LLP such other matters as are required to be discussed by rules of the Securities and Exchange Commission and other applicable regulations.

The Audit Committee has received the written disclosures and correspondence from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets at least quarterly with the independent registered public accounting firm, with and without management present, to discuss the results of its review or examination, the overall quality of the Company’s financial reporting and any issues that the independent registered public accounting firm believes should be brought to the Audit Committee’s attention.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements, and management’s assessment of effectiveness of the Company’s internal control over financial reporting, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Securities and Exchange Commission.

SUBMITTED BY AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

David R. Jessick (Chair)

Colleen B. Brown

Stephen E. Carley

Lily W. Chang

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Stockholder Communications with the Board of Directors

Stockholders may send communications about matters of general interest to the stockholders of the Company to the Board, the Chairman of the Board, the Lead Independent Director, the Chair of the Audit Committee, the Chair of the Compensation Committee or the Chair of the Nominating and Corporate Governance Committee at the following address: Big 5 Sporting Goods Corporation, Attention: Secretary, 2525 East El Segundo Blvd., El Segundo, CA 90245-4632. The Secretary will compile these communications and periodically deliver them to the Chairman of the Board, unless otherwise specifically addressed. Communications relating to accounting, internal controls over financial reporting or auditing matters will be referred to the Chair of the Audit Committee.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees, including the Company’s senior financial and executive officers, as well as the Company’s directors. The Code of Business Conduct and Ethics can be found on the Company’s website at www.big5sportinggoods.com. To locate the Code of Business Conduct and Ethics, go to the “Investor Relations” section of the website and click on “Corporate Governance.” The Company will disclose any waivers of, or amendments to, any provision of the Code of Business Conduct and Ethics that applies to the Company’s directors and senior financial and executive officers on the Company’s website.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended December 31, 2023, the Compensation Committee consisted of Stephen E. Carley (as Chair), Jennifer H. Dunbar and Van B. Honeycutt. None of these individuals (i) is or has been an officer or employee of the Company or any of its subsidiaries, or (ii) has any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K.

None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director or member of the Compensation Committee.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Stephen E. Carley (Chair)

Jennifer H. Dunbar

Van B. Honeycutt

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Executive Officers

The following section sets forth certain information with respect to the Company’s current executive officers (other than Steven G. Miller, whose information is set forth above under “— Class C Directors Whose Terms Will Expire in 2026 and are Nominees by the Board of Directors for Re-election at the Annual Meeting”). Executive officers serve at the discretion of the Board, subject to rights, if any, under contracts of employment. See “Executive and Director Compensation and Related Matters — Employment Agreements, Change in Control Provisions and Certain Other Plans.”

Name	Age	Position with the Company
Steven G. Miller	72	Chairman of the Board of Directors, Chief Executive Officer and President

Boyd O. Clark	66	Executive Vice President and Chief Merchandising Officer

Barry D. Emerson	66	Executive Vice President, Chief Financial Officer and Treasurer

Jeffrey L. Fraley	67	Senior Vice President, Human Resources

Ian R. Landgreen	47	Senior Vice President of Business Affairs, General Counsel and Secretary

Frank Pasillas	55	Senior Vice President, Store Operations

Shane O. Starr	66	Senior Vice President, Operations

Boyd O. Clark has served as Executive Vice President and Chief Merchandising Officer since April 2021. He served as Senior Vice President, Buying from August 2011 to April 2021. Prior to that, he served as the Company’s Vice President, Buying since 1999. Age: 66.

Barry D. Emerson has served as Executive Vice President since April 2021 and as Chief Financial Officer and Treasurer since October 2005. He also served as Senior Vice President from September 2005 to April 2021. Age: 66.

Jeffrey L. Fraley has served as Senior Vice President, Human Resources since July 2001. Prior to that, Mr. Fraley served as Vice President, Human Resources from 1992 to 2001. Age: 67.

Ian R. Landgreen has served as Senior Vice President of Business Affairs, General Counsel and Secretary since June 2022. Mr. Landgreen also served as Senior Vice President, Legal and Assistant Secretary from April 2021 to June 2022 and Vice President, Corporate Counsel and Assistant Secretary from 2015 to 2021. Age: 47.

Frank Pasillas has served as Senior Vice President, Store Operations since February 2024. Prior to that, he served as the Company’s Vice President of Store Administration and Store Operations since 2021. Age: 55.

Shane O. Starr has served as Senior Vice President, Operations since March 2007. Prior to that, he served as the Company’s Vice President of Operations since 1999. Age: 66.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Overview and 2023 Summary

The discussion of our compensation philosophies and procedures described below applies to all of our executive officers. However, in accordance with the rules of the Securities and Exchange Commission, our discussion will focus on the compensation structure in effect for the following executive officers (who will be referred to as our “named executive officers”):

Steven G. Miller	Chairman of the Board of Directors, Chief Executive Officer and President
Barry D. Emerson	Executive Vice President, Chief Financial Officer and Treasurer
Boyd O. Clark	Executive Vice President and Chief Merchandising Officer

Attracting, motivating and retaining well-qualified and highly-talented executives is essential to the success of any company. We believe that our business and the interests of our stockholders are best served by continuity and stability of our management team. In the retail sporting goods industry, the market for top executive talent is highly competitive. Accordingly, the goals of our compensation program are to encourage retention of top executives who may have attractive opportunities at other companies, to provide significant rewards for successful performance, particularly over the longer term, and to align our named executive officers’ and other executive officers’ interests with those of our stockholders. We believe these goals can be achieved by a program of executive compensation which stresses long-term incentives and which is stable and consistent over time. Our executive compensation program therefore has varied very little since the Company’s initial public offering in 2002. We believe that our executive compensation program has been successful in encouraging retention, because our current named executive officers have an average tenure of 35 years with us.

Our named executive officers’ compensation consists of three primary elements: (i) base salary; (ii) annual bonus awards from a company-wide bonus pool that is generally tied to the Company’s overall earnings before interest, taxes, depreciation and amortization (“EBITDA”), as may be subject to adjustments from time to time (“Adjusted EBITDA”) (see Appendix A for the definition and calculation of these non-GAAP terms), for the applicable year; and (iii) long-term stock-based incentive awards in the form of restricted stock awards and (in some years) stock options.

When setting these elements of compensation, our Compensation Committee does not set specific Company or individual performance targets or attempt to tie compensation to specific benchmarks against any peer group companies. Instead, the Compensation Committee considers a variety of factors, including Company performance, individual performance and competitive data, as follows:

Base salary: The Compensation Committee considers individual performance as well as the salaries of various similarly situated companies in determining base salaries. Company performance in a given fiscal year is also considered in determining base salaries for the following year.

Annual bonus awards: The principal factor in determining annual bonus awards is the Company’s Adjusted EBITDA performance. The amount of total bonuses paid typically increases or decreases in a manner generally consistent with year-over-year percentage changes in our Adjusted EBITDA.

Equity grants: Company performance, employee retention, share usage and stockholder dilution are important factors in determining the size and value of any equity grants.

We believe that the total compensation paid to our named executive officers is at or below the median range of total compensation paid by other companies with which we compete for talent. Although the cash component has traditionally been, and continues to be, the largest portion of our named executive officers’ compensation, the

Compensation Committee believes that the interests of our named executive officers are aligned with stockholder interests as a result of our equity grants and the fact that the annual bonus award, which represents a large portion of the cash compensation, is principally influenced by the Company’s Adjusted EBITDA performance.

Our discussion below focuses on the application of the above principles to our named executive officers’ compensation for 2023, including comparisons to 2022 compensation. The application of our compensation philosophy resulted in the following compensation treatment for our named executive officers in 2023:

•	Annual base salaries for 2023 for our named executive officers increased modestly by 3.2% compared to the prior year.

•

Total annual bonuses for fiscal 2023 for our named executive officers, determined and paid in March 2024, decreased compared with the prior year because the Company’s Adjusted EBITDA for fiscal 2023 decreased compared with the earnings that the Company achieved in fiscal 2022 (see Appendix A for the calculation of Adjusted EBITDA). Despite the decrease in Adjusted EBITDA, in fiscal 2023 the Company continued to maintain a healthy balance sheet while returning almost $20 million to stockholders in the form of dividends. Adjusted EBITDA for fiscal 2023 decreased by 86.1% from fiscal 2022 and bonuses paid to our named executive officers decreased by 84.1% compared to the bonuses paid for 2022, which in part reflects our Chief Executive Officer’s election to receive no bonus for fiscal 2023 in an effort to benefit the bonuses of various lower compensated employees.

•

Total cash compensation for our named executive officers decreased by 25.2% compared to 2022, largely reflecting decreased bonus payments attributable to the decrease in the Company’s Adjusted EBITDA for 2023 and attributable to our Chief Executive Officer’s election to receive no bonus for fiscal 2023.

•

The value of equity grants to the named executive officers (made in March 2023) decreased compared to 2022, largely reflecting a year-over-year decrease in the Company’s stock price, partially offset by increased share grant amounts.

Process

Our compensation decisions are made by the Compensation Committee, which is composed entirely of independent members of our Board. The Compensation Committee’s philosophy is to provide a compensation package that attracts, motivates and retains executive talent and aligns the interests of management with those of the stockholders. Specifically, the objectives of the Compensation Committee’s practices are to:

(1) provide a total compensation program that is competitive with companies with which we compete for talent;

(2) link short-term incentives to financial performance;

(3) provide long-term compensation that focuses management’s efforts on building stockholder value and aligning their interests with our stockholders; and

(4) promote stability and retention of our management team.

The Compensation Committee receives recommendations from our President and Chief Executive Officer (our Principal Executive Officer), and while it does not attempt to formulaically tie the Company’s compensation levels to those of any peer group companies, it considers such factors as publicly available information on executive compensation, industry comparisons and competitive data. The Compensation Committee also considers each executive’s role and responsibilities, and the responsibility levels of the executives relative to one another, when setting executive compensation. Our Chief Executive Officer does not participate in the deliberations of the Compensation Committee with respect to setting his compensation.

In the course of his diligence efforts toward arriving at recommendations to the Compensation Committee, the Chief Executive Officer identifies for the Compensation Committee various companies whose compensation levels he determines to be relevant to ensure that the Company’s compensation levels are not materially inconsistent with market practice of competitors and similarly-situated companies. In that regard, for purposes of determining base salaries, the Chief Executive Officer and the Compensation Committee look at data from proxy statements and other public information available from a number of publicly traded retail companies, including: Academy Sports and Outdoors, Inc., Big Lots, Inc., Boot Barn Holdings, Inc., Caleres, Inc., Chico’s FAS, Inc., The Children’s Place, Inc., Citi Trends, Inc., Conn’s, Inc., The Container Store Group, Inc., Designer Brands Inc., Destination XL Group, Inc., Dick’s Sporting Goods, Inc., Express, Inc., Guess, Inc., Haverty Furniture Companies, Inc., Hibbett, Inc., JOANN Inc., J. Jill, Inc., Kirkland’s, Inc., Shoe Carnival, Inc., Sportsman’s Warehouse Holdings, Inc., Tilly’s, Inc., and Zumiez Inc. In the Chief Executive Officer’s view, these companies represent retailers in the sporting goods industry as well as certain similarly situated specialty retailers in terms of geographic location and size. This peer group data is used only to inform the Chief Executive Officer and the Compensation Committee regarding general market practices in order to allow them to assess the reasonableness of the Company’s compensation practices over time, not to align the Company’s compensation levels with those of any peer group companies.

Further, the Compensation Committee does not establish any specific quantitative company or individual performance objectives, or any predetermined qualitative performance objectives, that must be achieved in order for the named executive officers to earn any portion of their compensation. The Compensation Committee’s decision regarding annual base salaries, any equity awards and any annual bonus received by each named executive officer is a subjective one that is made by the Compensation Committee in its discretion after an overall assessment of all of the factors it deems appropriate. Factors that have historically been considered by the Compensation Committee when determining compensation to be paid to the named executive officers include the Company’s overall financial performance in the prior year and projected financial performance in the current year, the executives’ performance of their duties as evaluated by the Compensation Committee and the Chief Executive Officer, cost of living increases and the Chief Executive Officer’s recommendations.

In addition, the Chief Executive Officer interacts with all of the named executive officers on a near daily basis throughout the year, and his assessments of each such executive officer’s individual performance are reflected in his recommendations to the Compensation Committee. Furthermore, members of the Compensation Committee (while serving on the Compensation Committee, other Board committees or while attending meetings and functions of the Company’s Board generally) also interact frequently with the Chief Executive Officer and the other named executive officers and have available data relating to the performance of the business units or functions for which each named executive officer is responsible. As a result, the Compensation Committee members form their own assessments of each executive’s performance throughout the year, and these assessments, along with the Chief Executive Officer’s recommendations, are considered in setting overall and relative salary and bonus levels and equity grants.

As noted above, our named executive officers have an average tenure of 35 years with us. Consequently, the Company believes that, as a practical matter, the skills, scope of duties and relative contributions of these officers tend to be more consistent from year to year in comparison to the executive officers of companies for which there has been more turnover. Accordingly, the year-over-year compensation levels, and the compensation levels of our named executive officers relative to one another, tend to reflect that fact.

Internal Revenue Code Section 162(m) generally disallows a tax deduction to reporting companies for compensation over $1,000,000 paid to the company’s chief executive officer, chief financial officer and certain other highly compensated officers, subject to certain exceptions. In order to maintain flexibility when designing our executive compensation program, our Compensation Committee retains the discretion to authorize compensation that may not be deductible if the Compensation Committee believes doing so is in the best interests of the Company.

Elements of Compensation

Salary

Our Compensation Committee reviews the base salaries of our named executive officers annually. The salaries of our named executive officers are determined in the sole discretion of the Compensation Committee, after receiving recommendations from our Chief Executive Officer. As noted above, the Compensation Committee considers individual and Company performance, as well as factors such as publicly available information on executive compensation, including industry comparisons and competitive data, each executive’s role and responsibilities, the responsibility levels of the executives relative to one another and changes in the cost of living.

Salary increases (if any) for a fiscal year tend to be reflective of the Company’s financial performance in the prior fiscal year and projected financial performance in the current fiscal year.

Annual base salaries for 2023 for our named executive officers increased modestly by 3.2% compared to 2022.

Bonuses

The Company maintains a bonus pool that covers our named executive officers, other executive officers as well as members of management and other salaried employees throughout our organization. The bonus pool is also used, where appropriate, to provide bonuses to newly hired employees and in connection with promotions of key employees throughout the Company. The Compensation Committee reviews and approves the amount of the bonus pool each year.

As noted above, bonuses for each fiscal year are primarily based upon the Company’s Adjusted EBITDA in that fiscal year; bonuses shown in the Summary Compensation Table as compensation for a given fiscal year reflect the Company’s performance in that fiscal year. Although the Company does not set specific Company or individual performance targets for purposes of determining the bonuses, the total amount of annual bonuses paid to our named executive officers has historically moved in a manner generally consistent with year-over-year percentage changes in our Adjusted EBITDA.

We intend that bonuses will reward our named executive officers for the achievement of successful financial performance over a relatively short period of time (typically one fiscal year). Additionally, the bonus component of a named executive officer’s compensation allows us to ensure that total cash compensation paid to the executive remains competitive with the companies with which we compete for talent. The bonuses of our named executive officers are determined in the sole discretion of the Compensation Committee, after receiving recommendations from our Chief Executive Officer. Bonus payments to our named executive officers are based on their individual contributions to the success of our business for the year, and fairness and proportionality of the named executive officer’s compensation when compared with the compensation for the year of our Chief Executive Officer and the other named executive officers. These practices have been essentially uniform since the Company’s initial public offering in 2002.

In fiscal 2023, the Company continued to maintain a healthy balance sheet while returning almost $20 million to stockholders in the form of dividends. Adjusted EBITDA for fiscal 2023 (detailed in Appendix A) decreased by 86.1% compared with fiscal 2022. Bonuses paid to our named executive officers for fiscal 2023 decreased by 84.1% compared to the bonuses paid for fiscal 2022, which in part reflects our Chief Executive Officer’s election to receive no bonus for fiscal 2023 in an effort to benefit the bonuses of various lower compensated employees.

Long-Term Incentive Compensation (Equity Awards)

Our stockholder-approved equity compensation plan permits a variety of equity-based awards. We believe that awards of equity-based compensation (both stock options and restricted stock awards) to named executive officers provide a valuable long-term incentive for them, and help align their interests with the stockholders’ interests.

We typically grant equity-based awards to some or all of our named executive officers and other employees in connection with their annual performance and compensation reviews in the first quarter of each year. We also occasionally grant equity-based awards throughout the year to select newly hired or promoted employees in connection with our recruitment and retention efforts. Our Compensation Committee determines the size of each grant to our named executive officers, after receiving recommendations from our Chief Executive Officer. In making this determination, the Compensation Committee considers the value of total direct compensation, the Company’s recent financial performance, future expectations of the Company’s financial performance, individual performance, the number and value of stock options and restricted shares previously granted to the named executive officer, the relative proportion of long-term incentives within the total compensation mix, and the impact of equity grants on share usage and stockholder dilution. In the case of stock options, the grant date is the date of the Compensation Committee meeting or a subsequent date selected by the Committee, provided that in either case such date must occur during a “trading window” following public disclosure of the Company’s quarterly or annual financial results. We do not intend to grant stock options while in possession of material non-public information, except pursuant to a pre-existing policy under which options are granted to non-employee directors upon the date of first election or appointment to the Board. The exercise price of each stock option granted is the closing price of our stock on the date of grant.

The equity-based compensation awarded to named executive officers for fiscal 2023 consisted only of restricted stock awards, and the Company did not make any other stock option grants to the named executive officers in fiscal 2023 or fiscal 2022. The value of equity grants made in March 2023 (and reflected as compensation for 2023) to the named executive officers decreased compared to the prior year, largely reflecting a year-over-year decrease in the Company’s stock price, partially offset by increased share grant amounts.

The compensation shown in the Summary Compensation Table on page 20 represents the aggregate grant date fair value of the grant based upon the Company’s common stock price on the grant date and without any adjustment for estimated forfeitures. The value of equity grants given in March 2023 (and reflected as compensation for 2023) to the named executive officers decreased by 38.4%, largely reflecting a decrease in the Company’s stock price from March 2022 to March 2023, partially offset by increased share grant amounts.

The equity compensation shown in the Summary Compensation Table does not necessarily reflect the actual value that will be realized by the named executive officers with respect to those equity grants. In all cases, the value actually realized by the named executive officers will depend upon the market price of our common stock at the time of any sale, which cannot occur until shares vest.

We believe that unvested equity awards are a valuable tool to encourage employee retention, and, accordingly, our equity awards (both stock options and restricted stock) to our named executive officers generally vest over a four-year period.

Although the long-term incentive represented by equity awards has been a significant component of the compensation of our named executive officers, we believe that the value of our equity awards to our named executive officers, on an annualized basis, is relatively modest, and is reasonable and appropriate, when compared to the size of equity awards to similar officers of other companies with which we compete for talent. We also believe that these equity awards have resulted in minimal stock dilution.

We believe that stock options can be an important component of a well-designed compensation package for our named executive officers in order to achieve successful results, since the executives can realize value on their stock options only if the stock price increases, and the long-term incentive of stock options is important in realizing our goal of continuity and stability of our executive team.

We believe restricted stock provides a further enhancement to retention, as restricted stock generally maintains a greater value than stock options during cyclical downturns in our stock price, our industry or the stock market and general economy, and it also pays dividends as declared by our Board. We also believe that inclusion of restricted stock in our equity award packages more closely aligns the interests of our named executive officers with those of stockholders, in light of the volatility of the stock market and the additional volatility of stock option value relative to changes in market value of the underlying stock.

We will continue to evaluate which equity award vehicles achieve the best balance in order to continue our successful practice of providing long-term incentive compensation and creating and maintaining long term stockholder value.

Change in Control Payments

Our named executive officers have employment or other agreements that provide that they will receive payments and other benefits in the event of a termination of employment following a change in control.

The employment agreement of Steven G. Miller, our Chairman of the Board, President and Chief Executive Officer, contains a change in control provision. This provision permits him to receive the change in control payments if he leaves for any reason within six months after the change in control. Mr. Miller must resign to receive the change in control payments, so this provision is not a true “single trigger” provision. The reason for this provision is that a change in control of a publicly traded corporation would almost invariably affect the powers, role, and reporting relationships of its principal executive officer. If a change in control of our Company occurs, Mr. Miller’s employment agreement gives him the right to depart from the Company and receive the change in control payments if he deems his position to have been negatively affected by the change in control, without the need to demonstrate an objective, adverse effect such as reduction in compensation. If the change is not negative, the employment agreement allows him to stay with the Company and no severance payments will be made. We believe this provision is desirable from our standpoint because it enables Mr. Miller, our Chief Executive Officer, to focus solely on the best interests of our stockholders in the event of a possible, threatened or pending change in control, without undue concern for his own personal interests.

Mr. Miller’s employment agreement also contains provisions for payment on dismissal without “cause” or resigning for “good reason,” which could apply after as well as before a change in control. See “— Employment Agreements, Change in Control Provisions and Certain Other Plans.”

The Company is party to a severance agreement with Barry D. Emerson, our Executive Vice President, Chief Financial Officer and Treasurer (our Principal Financial Officer), which provides that he will receive certain payments if we terminate his employment other than for “cause.” These provisions can operate after as well as before a change in control. These provisions were the result of arm’s length negotiations between us and Mr. Emerson when we hired him.

The Company is also party to change of control severance agreements with each of its named executive officers (other than Mr. Miller) and with a majority of its other executive officers. Each agreement provides for the payment of severance and other benefits to the executive officer in the event of a termination of their employment by the Company without “cause” or by the named executive officer for “good reason,” in either case, upon or within two years following a change of control. We believe the terms of these agreements are desirable from our standpoint because they enable these executive officers to focus solely on the best interests of our stockholders in the event of a possible, threatened or pending change in control, without undue concern for their own personal interests.

In addition, the vesting of all stock options and restricted stock granted under our equity plans, including those to our executive officers and directors, will accelerate upon a change of control of the Company.

Although we retain the right to do so, we do not expect to provide gross up payments to our named executive officers if they receive payments in connection with a change in control which would cause them to be subject to the excise tax of Internal Revenue Code Section 4999, which we refer to as the “Golden Parachute Excise Tax”. Our Chief Executive Officer’s employment agreement and our executive officers’ change of control severance agreements specifically provide that payments in connection with a change in control will be reduced to the extent necessary to prevent them from being subject to the Golden Parachute Excise Tax.

All Other Compensation

All other compensation to our named executive officers includes, among other things, Company contributions and other allocations made on behalf of the individuals under the Company’s defined contribution plan. We have also provided perquisites to our named executive officers that have an annual incremental cost to us of $10,000 or more, which consist of the value attributable to personal use of Company-provided automobiles and payments of group term life insurance premiums.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(3)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)		Total ($)
Steven G. Miller Chairman of the Board, President and Chief Executive Officer	2023 2022	$652,115 $632,116	$ $	— 285,000	$ $	172,040 282,240	$ $	— —	— —	— —	$ $	34,084 36,885	$ $	858,239 1,236,241

Barry D. Emerson Executive Vice President, Chief Financial Officer and Treasurer	2023 2022	$475,962 $460,962	$ $	48,000 185,000	$ $	78,200 125,440	$ $	— —	— —	— —	$ $	27,734 30,700	$ $	629,896 802,102

Boyd O. Clark Executive Vice President and Chief Merchandising Officer	2023 2022	$381,635 $369,270	$ $	64,000 235,000	$ $	78,200 125,440	$ $	— —	— —	— —	$ $	25,973 29,161	$ $	549,808 758,871

(1)

The amounts in this Salary column reflect amounts actually paid in the applicable fiscal year. Such amounts reflect a blended amount based on the base salary in effect prior to any annual salary increase and the higher base salary for the remainder of the year.

The base annual salaries for the named executive officers for 2022, effective in April 2022, were as follows:

Steven G. Miller: $637,500
Barry D. Emerson: $465,000
Boyd O. Clark: $372,500

The base annual salaries for the named executive officers for 2023, effective in April 2023, were as follows:

Steven G. Miller: $657,500

Barry D. Emerson: $480,000

Boyd O. Clark: $385,000

The base annual salaries for the named executive officers for 2024, effective in April 2024, were set as follows:

Steven G. Miller: $670,000

Barry D. Emerson: $492,000

Boyd O. Clark: $395,000

(2)	The amounts in this Bonus column reflect amounts earned in the applicable fiscal year but not paid until the following fiscal year.

(3)

During fiscal year 2023, the Company granted shares of restricted stock to each of the named executive officers as follows: Mr. Miller, 22,000 shares; Mr. Emerson, 10,000 shares; and Mr. Clark, 10,000 shares. Each of these grants was made on March 14, 2023 and vests over a four-year vesting period.

The dollar value of Stock Awards shown represents the aggregate grant date fair value of the restricted stock granted calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, on the basis of the Company’s common stock price on the grant dates and without any adjustment for estimated forfeitures. Each Stock Award represents the grant of one restricted share of our common stock without the payment of an exercise price or other cash consideration, which grant is scheduled to vest over a four-year period. The amounts reported in the “Stock Awards” column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The actual value that a named executive officer will realize on each Stock Award will depend on the price per share of our common stock at the time shares underlying the Stock Awards are sold.

(4)

The amounts in the All Other Compensation column include (a) the value attributable to personal use of a Company-provided automobile, which in fiscal 2023 were the following amounts: Mr. Miller: $27,093, Mr. Emerson: $20,573, and Mr. Clark: $19,169; (b) Company contributions and other allocations made on behalf of the individual under the Company’s 401K defined contribution plan, which in or for fiscal 2023 were the following amounts: Mr. Miller: $6,600, Mr. Emerson: $6,600, and Mr. Clark: $6,133; and (c) Company payments of group term life insurance premiums for the individual, which in fiscal 2023 were the following amounts: Mr. Miller: $391, Mr. Emerson: $562, and Mr. Clark: $671.

Stock Options and Equity Compensation

The Company currently issues equity awards to employees and directors under our 2019 Equity Incentive Plan (the “2019 Equity Plan”). In addition, the Company has equity awards outstanding under our Amended and Restated 2007 Equity and Performance Incentive Plan (“2007 Equity Plan”), although no further grants are being made under the 2007 Equity Plan. Our equity plans are administered by our Compensation Committee.

The Compensation Committee has broad discretion and power in operating the 2019 Equity Plan and in determining which of our employees, directors, and consultants shall participate, and the terms of individual awards. Awards under the 2019 Equity Plan may consist of options, stock appreciation rights, restricted stock, other stock unit awards, dividend equivalents or any combination of the foregoing. Any shares that are subject to awards of options or stock appreciation rights shall be counted against the plan limit as one share for every one share granted. Awards of restricted stock or restricted stock units and other awards that are not awards of stock options or stock appreciation rights (including shares delivered in settlement of dividend rights) shall be counted against the plan limit as 2.5 shares for every share granted. The aggregate number of shares available under the 2019 Equity Plan and the number of shares subject to outstanding options and stock appreciation rights will be increased or decreased to reflect any changes in the outstanding common stock of the Company by reason of any recapitalization, spin-off, reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction.

If any shares subject to an award under our equity plans are forfeited or expire, or are terminated without issuance of shares, the shares shall again be available for award under our 2019 Equity Plan. Any shares that again become available for grant shall be added back as one share if such shares were subject to options or stock appreciation rights and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights.

Under the 2019 Equity Plan, the exercise price for an option or stock appreciation right cannot be less than 100% of the fair market value of the underlying shares on the grant date. The 2019 Equity Plan does not permit the repricing of options or stock appreciation rights.

Outstanding Equity Awards at Fiscal 2023 Year-End

Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven G. Miller Chairman of the Board, President and Chief Executive Officer	2,084 8,334 14,896	— — 1,146	— — —	$ $ $	6.20 4.07 2.23	3/1/2028 3/1/2029 2/28/2030	48,000	$398,170	—	—
Barry D. Emerson Executive Vice President, Chief Financial Officer and Treasurer	3,000 6,000 6,600	— — 3,300	— — —	$ $ $	6.20 4.07 2.23	3/1/2028 3/1/2029 2/28/2030	21,500	$177,888	—	—
Boyd O. Clark Executive Vice President and Chief Merchandising Officer	3,000 6,000 6,600	— — 3,300	— — —	$ $ $	6.20 4.07 2.23	3/1/2028 3/1/2029 2/28/2030	21,500	$177,888	—	—

(1)

The vesting dates of the options reported in the second and third columns are as follows: Mr. Miller’s options vest in forty-eight equal monthly installments, beginning on April 1, 2018, April 1, 2019, and March 1, 2020, respectively; Mr. Emerson’s, and Mr. Clark’s options vest in four equal annual installments, beginning on March 1, 2019, March 1, 2020, and February 28, 2021, respectively.

(2)

The vesting dates of the unvested restricted shares reported in the seventh column are as follows: Mr. Miller’s shares vested or will vest on March 14, 2024 (18,000 shares), March 14, 2025 (14,500 shares), March 14, 2026 (10,000 shares), and March 14, 2027 (5,500 shares); Mr. Emerson’s shares vested or will vest on March 14, 2024 (8,000 shares), March 14, 2025 (6,500 shares), March 14, 2026 (4,500 shares), and March 14, 2027 (2,500 shares); Mr. Clark’s shares vested or will vest on March 14, 2024 (8,000 shares), March 14, 2025 (6,500 shares), and March 14, 2026 (4,500 shares), and March 14, 2027 (2,500 shares)).

(3)

The amounts in the Market Value of Shares column are the sum of (a) the fair market value of the shares on December 31, 2023, based upon our most recent closing stock price as of that date of $6.34 (equal to $304,320 for Mr. Miller, $136,310 for Mr. Emerson, $136,310 for Mr. Clark), plus (b) dividends that accrued on the shares as of December 31, 2023 (equal to $93,850 for Mr. Miller, $41,578 for Mr. Emerson, and $41,578 for Mr. Clark).

Employment Agreements, Change in Control Provisions and Certain Other Plans

The Company has an employment agreement with Steven G. Miller, our Chairman of the Board, President and Chief Executive Officer. His original agreement was executed in 2002 prior to our becoming a publicly traded company.

In December 2008, Mr. Miller’s employment agreement was amended and restated for the principal purpose of complying with the provisions of Section 409A of the Internal Revenue Code and related regulations and guidance. In general, the changes reflected in that restatement related to the timing of payments to Mr. Miller under his employment agreement following certain events. The restatement also updated various other provisions, including conforming Mr. Miller’s base salary to his then current base salary, but did not materially affect the scope or amounts of compensation or benefits that Mr. Miller is entitled to receive under his agreement.

In March 2009, in an effort to align Mr. Miller’s severance package more closely with current standards, the employment agreement was further amended whereby Mr. Miller voluntarily agreed to reduce the lump sum severance payment he is to receive upon certain termination events from four years annual compensation to three years annual compensation. In addition, the amendment revised the method of determining such annual compensation for that purpose as provided below.

Mr. Miller’s employment agreement provides that he will serve as Chairman of the Board of Directors, Chief Executive Officer and President for a term of four years from any given date, such that there shall always be a minimum of at least four years remaining under his employment agreement. The employment agreement provides for Mr. Miller to receive an annual base salary of $473,000 (as of December 2008), subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan to be established by the Compensation Committee. His annual base salary has since increased to $670,000, effective April 2024. In practice, his bonuses have been determined in the discretion of the Compensation Committee. Mr. Miller is also entitled to use of a Company automobile. In addition, as long as Mr. Miller serves as an officer, the Company will use its best efforts to ensure that he continues to serve on the Board and on the board of directors of the Company’s wholly-owned subsidiary, Big 5 Corp.

If Mr. Miller’s employment is terminated for any reason, the employment agreement provides that he shall receive all accrued and unpaid salary and vacation pay plus a cash bonus for services rendered during that calendar year through the termination date equal to the greater of (a) the last annual cash bonus paid to Mr. Miller and (b) the average of the annual cash bonuses paid to Mr. Miller during the immediately preceding three full fiscal years, pro-rated through the termination date.

If Mr. Miller’s employment is terminated due to his death, in addition to the salary, vacation pay and pro-rated cash bonus discussed above, the employment agreement provides for accelerated vesting of options that would have been exercisable during the 24 months following the termination date and the continuation of family medical benefits for the four years following the termination date.

If Mr. Miller’s employment is terminated due to his disability, in addition to the salary, vacation pay and pro-rated cash bonus discussed above, the employment agreement provides that the Company will pay Mr. Miller on the fifth business day following the termination date a lump sum severance payment in an amount equal to his base salary for two years and an additional amount equal to two times the greater of (i) the last annual cash bonus paid to Mr. Miller and (ii) the average annual cash bonus paid to him during the prior three fiscal years. In addition, the employment agreement provides for accelerated vesting of options that would have been exercisable during the 24 months following the termination date and the continuation of specified benefits for the four years following the termination date.

If Mr. Miller terminates the employment agreement for good reason at any time, or for any reason within six months of a change in control, or if the Company terminates the employment agreement without cause at any time, in addition to the salary, vacation pay and pro-rated cash bonus discussed above, the employment agreement provides the Company will pay Mr. Miller on the fifth business day following the termination date a lump sum severance payment in an amount equal to three times his annual compensation. For this purpose, Mr. Miller’s annual compensation will be deemed to equal the average annual compensation received by Mr. Miller for each of the five years immediately preceding the year in which the termination date falls, as reflected on Mr. Miller’s Forms W-2 for those years. In addition, the employment agreement provides for accelerated vesting of all of his options and the continuation of specified benefits for the four years following the termination date. However, the employment agreement provides that payments in connection with the change in control will be reduced to the extent necessary to prevent them from being subject to the Golden Parachute Excise Tax.

If Mr. Miller terminates the employment agreement without good reason or the Company terminates the employment agreement for cause, Mr. Miller is entitled to receive the accrued and unpaid salary, vacation pay, and prorated cash bonus discussed above.

The employment of our Chief Financial Officer, Barry D. Emerson, with us is governed by an employment offer letter dated August 16, 2005, which is referred to as the “Offer Letter.” The Offer Letter provided for

Mr. Emerson to receive a starting annual base salary of $275,000 and a minimum starting annual bonus of $125,000. As a result of periodic annual increases, Mr. Emerson’s annual base salary has since increased to $492,000, effective April 2024. His annual incentive bonuses have been set in the discretion of the Compensation Committee from the overall bonus pool. Pursuant to the Offer Letter, Mr. Emerson is eligible for stock option grants comparable to those provided to other senior vice presidents of the Company. In addition, the Offer Letter provides that Mr. Emerson receives use of a Company automobile.

Pursuant to the Offer Letter, we and Mr. Emerson are party to a Severance Agreement that provides that his employment is “at will” but that, if we terminate his employment other than for “cause” (as defined in the Severance Agreement), Mr. Emerson will receive a severance package which will include one year’s base salary and one year’s health coverage for him and his family. Payment of the severance benefit is conditioned upon Mr. Emerson’s delivery of an effective general release of claims in favor of the Company. Mr. Emerson is also party to a Change of Control Severance Agreement, which is discussed in detail below. In the event that a termination of employment would result in any duplicate payments or benefits under the Severance Agreement and under the Change of Control Severance Agreement, Mr. Emerson would not be entitled to receive such duplicate payments or benefits under the Severance Agreement.

The Company is party to a Change of Control Severance Agreement with its each of its named executive officers (other than Mr. Miller) and with a majority of its other executive officers. Each agreement provides for the payment of severance and other benefits to the executive officer in the event of a termination of their employment by the Company without “cause” or by the executive officer for “good reason,” in either case, upon or within two years following a “change of control” of the Company (“cause,” “good reason” and “change of control” are all defined in the Change of Control Severance Agreement). In the event of a qualifying termination, each agreement provides for a severance package which will include: (a) a lump sum cash payment equal to two times the sum of the executive officer’s annual “base salary” (based on the rate in effect immediately prior to the termination date or the rate in effect immediately prior to the change of control, whichever is greater) and “annual bonus” (based on the average of the three most recent annual bonuses paid before the termination date or the change of control, whichever is greater); (b) a lump sum cash payment equal to a pro rata portion of the executive officer’s “annual bonus”; (c) a lump sum cash payment equal to any unpaid annual bonus which the executive officer would have received for any fiscal year that ends on or before the termination date had the executive officer remained employed through the payment date (determined using the same method of determining annual bonuses in prior fiscal years); (d) Company-paid COBRA premium payments for up to eighteen months following the termination date; (e) Company-paid outplacement services for up to twelve months following the termination date; and (f) accelerated vesting of all outstanding equity awards that vest solely based on the passage of time.

The executive officer’s right to receive the severance payments and benefits described above is subject to the delivery and non-revocation of an effective general release of claims in favor of the Company. In addition, to the extent that any change of control payment or benefit would be subject to an excise tax imposed in connection with the Golden Parachute Excise Tax, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that the executive officer receives the greater of the (i) net amount of the change of control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the change of control payments and benefits without such reduction.

Each of our executive officers is eligible to participate in our 401K defined contribution plan, which is administered by an independent third party. The Company matches 50% of the first four percent of the executive’s contribution to the plan (subject to annual IRS limits). In addition, the Company’s 401K plan includes a profit-sharing component under which a portion of Company profits may be distributed to eligible participants, subject to eligibility requirements. The amount of the contribution is determined by the Company and has historically been in the range of $3,000 to $7,000 per year for each named executive officer, although the contributions for fiscal 2021 and fiscal 2020 were approximately $16,000 and $10,000, respectively, for each named executive officer, reflecting the Company’s increased profits in those years.

Compensation of Directors

Our Board of Directors sets directors’ compensation based on its review of publicly available information about what other companies pay their directors. Directors who are also employees of the Company are compensated as officers of the Company and receive no additional compensation for serving as directors. The Company’s Director Compensation Program consists of the following elements:

Cash Retainers:

Each non-employee director shall receive an annual retainer of $50,000. The Lead Independent Director shall receive an additional annual retainer of $15,000. The Chair of the Audit Committee shall receive an additional annual retainer of $10,000, and the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each shall receive an additional annual retainer of $7,500. Each member of the Audit Committee, including the Chair, shall receive an additional annual retainer of $10,000. Each member of the Compensation Committee, including the Chair, shall receive an additional annual retainer of $7,500. Each member of the Nominating and Corporate Governance Committee, including the Chair, shall receive an additional annual retainer of $7,500.

Meeting Fees:

If the Board of Directors or any committee holds more than eight meetings in any calendar year, then each director or committee member, as the case may be, shall receive meeting fees for attendance at each subsequent meeting during that calendar year in the following amounts: $2,500 for attendance at each regularly scheduled meeting of the Board or each committee meeting not otherwise held on the day of a board meeting or other committee meeting, $1,000 for attendance at each committee meeting held on the day of a Board meeting or other committee meeting, and $1,000 for attendance by telephone at any specially called telephonic board meeting or committee meeting.

Long-Term Incentive Compensation (Equity Awards)

Each new non-employee director shall be granted automatically options to purchase 10,000 shares of the Company’s common stock upon his or her initial appointment or election to the Board. The options shall have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and vest in four equal annual installments beginning with the first anniversary of the date of grant. In addition, each non-employee director shall be granted automatically annually, on the date of the Company’s annual meeting of stockholders, $75,000 in equity compensation in the form of restricted shares of the Company’s common stock or, at the election of the director, deferred restricted stock units. Each annual grant is subject to a cap of 15,000 shares of restricted stock or restricted stock units per director. This restricted stock and these restricted stock units shall vest one hundred percent (100%) on the earlier of the date of the Company’s next annual stockholders meeting following the date of grant or the one-year anniversary of the date of grant, although the stock underlying restricted stock units will not become deliverable until the 10th business day of January following the calendar year in which the director’s service on the Board terminates for any reason.

Reimbursement of Expenses

Directors shall be reimbursed for all out-of-pocket expenses incurred in attending meetings.

Director Compensation for Fiscal 2023

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Colleen B. Brown	$67,500	$74,993	—	—	—	—	$142,493
Stephen E. Carley	$75,000	$74,993	—	—	—	—	$149,993
Lily W. Chang	$60,000	$74,993	—	—	—	—	$134,993
Jennifer H. Dunbar	$72,500	$74,993	—	—	—	—	$147,493
Van B. Honeycutt	$80,000	$74,993	—	—	—	—	$154,993
David R. Jessick	$77,500	$74,993	—	—	—	—	$152,493

(1)

The dollar value of Stock Awards shown represents the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, on the basis of the Company’s common stock price on the grant dates and without any adjustment for estimated forfeitures. Each Stock Award entitles the director to receive one restricted share of our common stock (subject to vesting) without the payment of an exercise price or other cash consideration. The amounts reported in the “Stock Awards” column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The actual value that a director will realize on each Stock Award will depend on the price per share of our common stock at the time shares underlying the Stock Awards are sold.

(2)

The following table shows, as of December 31, 2023, the total number of shares of our common stock subject to unvested restricted stock awards and vested and unvested stock option awards outstanding for each non-employee director:

Director	Total Unvested Restricted Stock Awards Outstanding	Total Option Awards Outstanding
Colleen B. Brown	8,992	5,000
Stephen E. Carley	8,992	5,000
Lily W. Chang	8,992	10,000
Jennifer H. Dunbar	8,992	—
Van B. Honeycutt	8,992	—
David R. Jessick	8,992	—

(3)

The dollar value of Option Awards shown represents the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718, on the basis of the fair value of the option on the grant date and without any adjustment for estimated forfeitures. Each Option Award entitles the director to purchase one share of our common stock at the time of vesting upon payment of the applicable exercise price. The amounts reported in the “Option Awards” column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The actual value, if any, that a director may realize with respect to each option will depend on the excess of the stock price over the exercise price on the date the option is exercised and the shares underlying such option are sold.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
As required by Item 402(v) of Regulation
S-K,
we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” (“CAP”) to our Named Executive Officers (“NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT. The table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values required in this section for the 2020, 2021, 2022 and 2023 fiscal years. Our Principal Executive Officer (“PEO”) is our Chief Executive
Officer
(“CEO”). Note that
for
our NEOs not including our CEO (our
“Non-CEO
NEOs”), compensation is reported as an average.

Fiscal Year	SCT Total for CEO	CAP to CEO	Average SCT Total for Non-CEO NEOs	Average CAP to Non-CEO NEOs	Total Shareholder Return	Net Income (in Thousands)	Adjusted EBITDA (in Thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2023	$858,239	$734,188	$589,852	$529,279	$295	$(7,083)	$7,284
2022	$1,236,241	$734,738	$695,742	$426,486	$367	$26,134	$52,574
2021	$1,675,720	$2,245,956	$954,639	$1,166,494	$733	$102,386	$152,011
2020	$1,356,763	$1,925,667	$773,664	$1,053,740	$355	$55,940	$86,315
Column (a):
Our fiscal year 2020 includes 53 weeks, whereas our fiscal years 2021, 2022 and 2023 each include 52 weeks. Accordingly, compensation in fiscal year 2020 reflects one extra week of pay compared to fiscal years 2021, 2022 and 2023.
Column (b):
Reflects compensation amounts reported in the SCT for our
CEO
, Steven G. Miller, for the respective years shown.
Column (c):
To calculate the CAP for our CEO, the following adjustments were made
to the SCT total compensation, calculated in accordance with the SEC methodology for determining CAP for each year shown:
CEO

Year	SCT Total	— RSAs Granted	— Options Granted	+ Year-End Equity Value	+/— Change in Value of Prior Equity Awards	+/— Change in Value of Vested Equity Awards	— Value of Equity Awards that Failed to Meet Vesting Conditions	CAP
2023	$858,239	$(172,040)	$—	$139,480	$(67,906)	$(23,585)	$—	$734,188
2022	$1,236,241	$(282,240)	$—	$158,940	$(254,573)	$(123,630)	$—	$734,738
2021	$1,675,720	$(268,200)	$—	$342,180	$234,664	$261,593	$—	$2,245,956
2020	$1,356,763	$(21,000)	$(34,342)	$339,628	$262,865	$21,753	$—	$1,925,667
Column (d):
Reflects compensation amounts reported in the SCT for our
non-CEO
NEOs as listed below.
2023: Barry D. Emerson and Boyd O. Clark.
2022: Barry D. Emerson, Boyd O. Clark, Jeffrey L. Fraley, and Ian R. Landgreen.
2021: Barry D. Emerson, Boyd O. Clark, and Jeffrey L. Fraley.
2020: Barry D. Emerson, Boyd O. Clark, and Jeffrey L. Fraley.

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30
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Table of Contents
Column (e):

To calculate the CAP for our
non-CEO
NEOs, the following adjustments were made to the SCT total compensation, calculated in accordance with the SEC methodology for determining CAP for each year shown, with all figures below representing averages for the applicable non-CEO
NEOs:
Non-CEO
NEOs (Average)

Year	SCT Total	— RSAs Granted	— Options Granted	+ Year-End Equity Value	+/— Change in Value of Prior Equity Awards	+/— Change in Value of Vested Equity Awards	— Value of Equity Awards that Failed to Meet Vesting Conditions	CAP
2023	$589,852	$(78,200)	$—	$63,400	$(37,743)	$(8,030)	$—	$529,279
2022	$695,742	$(142,446)	$(13,655)	$63,576	$(132,228)	$(44,503)	$—	$426,486
2021	$954,639	$(111,253)	$—	$141,941	$129,009	$52,158	$—	$1,166,494
2020	$773,664	$(8,500)	$(15,568)	$170,486	$142,287	$(8,627)	$—	$1,053,740
Column (f):
The values disclosed in this Total Shareholder
Return
column (“TSR”) represent the measurement period value (including reinvestment of dividends) of an investment of $100 in our common stock as of the last day of our fiscal 2019 (December 29, 2019), and then valued again (including reinvestment of dividends) as of the last day of our fiscal 2020 (January 3, 2021), the last day of our fiscal 2021 (January 2, 2022), the last day of our fiscal 2022 (January 1, 2023), and the last day of our fiscal 2023 (December 31, 2023) (“Applicable Measurement Periods”).
Column (g):
Reflects “Net Income” from the company’s Consolidated Income Statements included in our Annual Reports on Form
10-K
for each of the fiscal years ended December 31, 2023, January 1, 2023, January 2, 2022, and January 3, 2021.
Column (h):
See Appendix A for the calculation of Adjusted EBITDA.
Relationship Between CAP and Performance Measures
Set forth below are graphs showing, as of the Applicable
Measurement
Periods, the relationships between (a) CAP (i) to our CEO, and (ii) to each other named executive officer (other than the CEO), calculated as an average; as compared
to (b) the
following
performance
measures: (i) our Net Income; (ii) our Adjusted EBITDA; and (iii) our TSR.

Table of Contents
Tabular List of Most Important Financial Performance Metrics
Set forth below is a tabular list of the financial performance metrics that we consider to be the most important financial performance measures to link to CAP to our CEO and non-CEO
NEOs during the last fiscal year.

Measure	Applicable to CAP to:
Net Sales in the last fiscal year	CEO and all non-CEO NEOs
Selling and administrative expense in the last fiscal year	CEO and all non-CEO NEOs
Adjusted EBITDA in the last fiscal year	CEO and all non-CEO NEOs
Net Income in the last fiscal year	CEO and all non-CEO NEOs

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Procedures

Our Audit Committee’s written charter requires that the Audit Committee review on an ongoing basis and approve or disapprove all related party transactions that are required to be disclosed by Item 404 of Regulation S-K. The written Audit Committee Meeting Planner prepared and approved by the Audit Committee provides that this will occur annually at the first quarterly Audit Committee meeting each year and at such other times as needed. During each such review, the Company’s General Counsel discusses the requirements of Item 404 of Regulation S-K and reports on all related party transactions or arrangements that have been determined to require review, following which the Audit Committee formally approves or disapproves each such transaction or arrangement. Any items described below were approved by the Audit Committee following this policy and procedure, except for those payments or transactions consummated pursuant to agreements that were entered into prior to our initial public offering and the establishment of the Audit Committee, which occurred in 2002.

The Company has no formal policy regarding the standards to be applied by the Audit Committee in determining whether to approve or disapprove related party transactions. However, in determining whether a proposed related party transaction is in the best interest of the Company and whether to approve or disapprove the transaction, our Audit Committee has generally considered, among other factors, the terms that it believed would be available to the Company in an arms’ length transaction with an unrelated third party. In particular, the Audit Committee has historically required that (i) the terms of the relevant transaction be, in the opinion of the Audit Committee, no less favorable to the Company than those likely to be available from an unaffiliated third party and (ii) the Company would be expected to obtain a comparable or more favorable result than it would in an arms’ length transaction with an unrelated third party. In applying this standard, the Audit Committee also considers whether the transaction would be conducted in the same manner as it would be for such an unrelated third party. Other factors typically considered by the Audit Committee in making such determination include the benefit of the transaction to the Company (including the cost, nature, quantity and quality of the goods or services involved), and the terms, conditions and circumstances of the transaction. In making such a determination, the Audit Committee relies on information provided to it by Company management as well as the general knowledge and experience of Audit Committee members.

Fiscal 2023 Transactions

In addition to the indemnification provisions contained in the Company’s Charter and Amended and Restated Bylaws, the Company has indemnification agreements with each of its directors and executive officers. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or executive officer or at the Company’s request, if the applicable director or executive officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. These agreements also require the Company to advance expenses incurred by any of its directors or executive officers in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company. In fiscal 2023, the Company did not advance any amounts to directors and executive officers under this provision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of April 15, 2024, by:

•	each of the named executive officers in the Summary Compensation Table on page 20;

•	each of the Company’s directors;

•	each person, or group of affiliated persons, who is known by the Company to beneficially own more than 5% of the Company’s common stock; and

•	all current directors and executive officers as a group.

Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. As of April 15, 2024, the Company had 22,632,277 shares of common stock outstanding.

Name(1)	Beneficial Ownership of Common Stock
	Shares(2)		Percent (%)(3)
Steven G. Miller	903,159	(4)	4.0%
Colleen B. Brown	35,951	(5)	*
Stephen E. Carley	34,951	(6)	*
Lily W. Chang	20,337	(7)	*
Jennifer H. Dunbar	54,344	(8)	*
Van B. Honeycutt	35,201		*
David R. Jessick	17,951		*
Barry D. Emerson	56,166	(9)	*
Boyd O. Clark	56,166	(10)	*
All directors and executive officers as a group (13 persons)	1,352,197	(11)	6.0%

5% Stockholders
BlackRock, Inc. (12)	1,730,979		7.6%
The Vanguard Group (13)	1,139,494		5.0%

*	Indicates less than 1%.

To the Company’s knowledge, none of the shares held by directors and executive officers have been pledged as security for any obligation.

(1)	The address for each stockholder is 2525 East El Segundo Boulevard, El Segundo, California 90245, except as otherwise indicated below.

(2)

Restricted stock units are not deemed to be common stock beneficially owned by the person holding such units for the purpose of this table. The amounts of restricted stock units held by such persons as of April 15, 2024, are as follows: Jennifer H. Dunbar, 49,737 restricted stock units; and David R. Jessick, 149,401 restricted stock units.

(3)

Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 15, 2024 are deemed to be outstanding and beneficially owned by the person holding such options or who otherwise has beneficial ownership thereof for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(4)

Includes (a) 506,006 shares of common stock held by Steven G. Miller and Jacquelyne G. Miller, as trustees of the Steven G. Miller and Jacquelyne G. Miller Trust dated September 13, 1990, (b) 274,232 shares of common stock held by Robert W. and Florence Miller Family Partners, L.P., of which Steven G. Miller is a limited partner and shares dispositive power with respect to the shares pursuant to a trading authorization dated November 12, 2004 executed by Robert W. Miller and Florence H. Miller, as general partners, and (c) 26,460 shares which may be acquired upon the exercise of options exercisable within 60 days of April 15, 2024. Jacquelyne G. Miller shares beneficial ownership of the 506,006 shares of common stock held by the Steven G. Miller and Jacquelyne G. Miller Trust dated September 13, 1990.

(5)	Includes 5,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 15, 2024.

(6)	Includes 5,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 15, 2024.

(7)	Includes 5,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 15, 2024.

(8)	Includes 14,143 shares of common stock held by Jennifer H. Dunbar, Trustee of the Lilac II Trust dated June 28, 2000.

(9)	Includes 18,900 shares which may be acquired upon the exercise of options exercisable within 60 days of April 15, 2024.

(10)	Includes 18,900 shares which may be acquired upon the exercise of options exercisable within 60 days of April 15, 2024.

(11)

Includes 112,785 shares which the directors and executive officers may be deemed to have beneficial ownership with respect to options to purchase the Company’s common stock exercisable within 60 days of April 15, 2024.

(12)

The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055, as reported in the Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2024 by the reporting person. The reporting person’s holdings are based upon the holdings disclosed in the Schedule 13G, which also states that the reporting person has sole voting power over 1,696,212 of the 1,730,979 shares beneficially held as of that date.

(13)

The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355, as reported in the Schedule 13G filed with the Securities and Exchange Commission on February 13, 2024 by the reporting person. The reporting person’s holdings are based upon the holdings disclosed in the Schedule 13G, which also states that the reporting person has sole voting power over zero of the 1,139,494 shares beneficially held as of that date.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2023. As of December 31, 2023, no equity securities were authorized for issuance under equity compensation plans not approved by stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	253,385	$4.47	3,563,101(2)

(1)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding restricted stock units, which have no exercise price.

(2)

Represents shares available for issuance under the 2019 Equity Plan. Awards of restricted stock or restricted stock units and other awards that are not awards of stock options or stock appreciation rights (including shares delivered in settlement of dividend rights) shall be counted against the plan limit as 2.5 shares for every share granted. If any shares subject to an award under our equity plans are forfeited or expire, or are terminated without issuance of shares, the shares shall again be available for award under our 2019 Equity Plan. Any shares that again become available for grant shall be added back as one share if such shares were subject to options or stock appreciation rights and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item No. 2 on Proxy Card)

We are providing stockholders an advisory vote to approve the compensation of our NEOs, also known as a “say-on-pay” proposal. The Board has determined to hold these votes annually. The advisory vote is a non-binding vote on the compensation of our named executive officers as described in this Proxy Statement in the “Executive and Director Compensation and Related Matters — Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the Company’s accompanying narrative disclosure.

At our 2023 annual stockholders meeting, 88.9% of the votes cast on our say-on-pay proposal were voted in favor of the proposal. Our Compensation Committee considered the result of this vote and concluded that our pay for performance philosophy is supported by stockholders and that no specific changes to our executive compensation program were warranted.

As noted above in the section entitled “Executive and Director Compensation and Related Matters — Compensation Discussion and Analysis,” our executive compensation program utilizes elements including base salary, annual bonus awards, long term stock-based incentive awards, and health and other benefits to achieve the following goals:

•	attracting, motivating and rewarding highly talented, qualified and experienced executive officers responsible for our success;

•	encouraging retention of top executives who may have attractive opportunities at other companies;

•	providing rewards for successful performance;

•	aligning annual short-term incentive rewards with actual Company operating performance;

•	using longer-term stock-based incentive awards, which vest over time, to align executive officers’ interests with those of the stockholders; and

•

providing total compensation to each executive officer that is internally equitable and reasonable in light of the executive officer’s level of experience and qualifications as well as general market practice, including compensation levels of certain peer companies.

The Board and the Compensation Committee believe that our compensation programs, which align pay with performance and which have been relatively stable over time, have accomplished the foregoing goals.

We strongly encourage stockholders to review this Proxy Statement, and in particular the information contained in the “Executive and Director Compensation and Related Matters” section, including the tabular and narrative disclosure, for a more detailed discussion of our compensation philosophy, objectives and programs.

Our compensation actions for our named executive officers are summarized below:

Annual base salaries for 2023 for our named executive officers increased modestly by 3.2% compared to the prior year.

•

Total annual bonuses for fiscal 2023 for our named executive officers, determined and paid in March 2024, decreased compared with the prior year because the Company’s Adjusted EBITDA for fiscal 2023 decreased compared with the earnings that the Company achieved in fiscal 2022 (see Appendix A for the calculation of Adjusted EBITDA). Despite the decrease in Adjusted EBITDA, in fiscal 2023 the Company continued to maintain a healthy balance sheet while returning almost $20 million to stockholders in the form of dividends. Adjusted EBITDA for fiscal 2023 decreased by 86.1% from fiscal 2022 and bonuses paid to our named executive officers decreased by 84.1% compared to the bonuses paid for 2022, which in part reflects our Chief Executive Officer’s election to receive no bonus for fiscal 2023 in an effort to benefit the bonuses of various lower compensated employees.

•

Total cash compensation for our named executive officers decreased by 25.2% compared to 2022, largely reflecting decreased bonus payments attributable to the decrease in the Company’s Adjusted EBITDA for 2023 and attributable to our Chief Executive Officer’s election to receive no bonus for fiscal 2023.

•

The value of equity grants to the named executive officers (made in March 2023) decreased compared to 2022, largely reflecting a year-over-year decrease in the Company’s stock price, partially offset by increased share grant amounts.

Required Vote

The adoption of the resolution set forth below approving the Company’s compensation of its named executive officers will require the affirmative vote of a majority of the votes cast “for” or “against” with respect to this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

We believe that our compensation program for executive officers is conservative relative to our peers. We also believe this program will help to drive improved Company performance.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as described in the “Executive and Director Compensation and Related Matters” section of the Company’s Proxy Statement, including the “Compensation Discussion and Analysis” subsection thereof and the tabular and narrative disclosures therein required by Item 402 of SEC Regulation S-K.”

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

(Item No. 4 on Proxy Card)

The Audit Committee has appointed Deloitte & Touche LLP to audit the Company’s consolidated financial statements for the 2024 fiscal year. This appointment is being presented to stockholders for ratification at the Annual Meeting. Although stockholder ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or otherwise by law, the Board of Directors, at the request of the Audit Committee, has elected to seek this ratification. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting. They will have an opportunity to make statements if they desire but are not expected to be available to respond to questions.

Required Vote

The action of the Audit Committee in appointing of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year will be ratified by the affirmative vote of a majority of the votes cast “for” or “against” with respect to this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2024 FISCAL YEAR.

Fees Billed by Deloitte & Touche LLP

The aggregate fees billed for professional services provided by Deloitte & Touche LLP in fiscal years 2023 and 2022 were:

Type of Fees	Fiscal 2023	Fiscal 2022
Audit Fees	$1,103,755	$1,046,930
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,103,755	$1,046,930

In the above tables, in accordance with the definitions of the Securities and Exchange Commission, “Audit Fees” are fees paid by the Company to Deloitte & Touche LLP for the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K and review of the unaudited consolidated financial statements included in its quarterly reports on Form 10-Q or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Other than Audit Fees, the Company paid no fees for services rendered by Deloitte & Touche LLP during fiscal years 2023 and 2022.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee is required under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission promulgated thereunder to pre-approve the auditing and permitted non-audit services performed by the Company’s independent registered public accounting firm to provide assurance that the provision of those services does not impair its independence. The Audit Committee has a pre-approval policy to assist it in carrying out this responsibility.

Under the pre-approval policy, the annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and/or fees resulting from changes in audit scope, the Company’s organizational structure or other matters. In addition, if the Audit Committee, after reviewing documentation detailing the specific services to be provided by the independent registered public accounting firm and having discussions with the independent registered public accounting firm and with management, determines that the performance of such services would not impair the independence of the independent registered public accounting firm, the Audit Committee may also approve (i) audit-related services, which are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, (ii) tax services such as tax compliance, tax planning and tax advice and/or (iii) permissible non-audit services that it believes are routine and recurring services.

All audit services provided by Deloitte & Touche LLP to the Company for the fiscal years 2023 and 2022 were pre-approved in accordance with the Company’s pre-approval policies and procedures.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

Statements made in this Proxy Statement that are not historical in nature, or that state our or our management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Forward-looking statements can often be identified by the use of forward-looking language, such as “could,” “should,” “will,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. These forward-looking statements may include, without limitation, discussions of our business strategies, future operations, financial condition and prospects, and market factors influencing our results.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as factors discussed elsewhere in this and other reports and documents we file with the Securities and Exchange Commission. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as in our other public disclosures and filings with the Securities and Exchange Commission.

OTHER MATTERS

Management knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxyholders to vote the shares represented by the proxies on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy statement and proxy card for the next annual meeting of the Company’s stockholders (“2025 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than December 27, 2024, if the Company’s 2025 Annual Meeting is held within 30 days of June 5, 2025. In the event that the Company elects to hold the 2025 Annual Meeting more than 30 days before or after June 5, 2025, such stockholder proposals would have to be received by the Company a reasonable time before the Company’s solicitation is made. Further, in order for the stockholder proposals to be eligible to be brought before the Company’s stockholders at the 2025 Annual Meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by the Company’s Amended and Restated Bylaws (“Bylaws”).

Pursuant to the Bylaws, in order for director nominations or other proposals of stockholders intended to be presented at the 2025 Annual Meeting (excluding proposals pursuant to Rule 14a-8 under the Exchange Act) to be timely, such proposals must be received by the Company at its principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Accordingly, except as noted below, any stockholder proposals intended to be presented at the 2025 Annual Meeting outside of Rule 14a-8 must be received in writing by the Company at its principal executive offices no later than March 7, 2025 and no sooner than February 5, 2025. However, if the date of the 2025 Annual Meeting is advanced more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be delivered not more than the 120th day prior to 2025 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2025 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made. In addition, to complying with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act of 1934 no later than March 7, 2025 and no sooner than February 5, 2025.

The Company will provide a copy of its Bylaws to any stockholder of record upon written request.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K, exclusive of exhibits, including consolidated financial statements for the fiscal year ended December 31, 2023, is being mailed to stockholders with this Proxy Statement and contains financial and other information about the Company.

The information set forth under “Compensation Committee Report,” “Audit Committee Report” and the Company-operated website referenced in the Proxy Statement shall not be deemed filed with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act and shall not be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, EXCLUSIVE OF EXHIBITS, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023 TO ANY BENEFICIAL OWNER OF THE COMPANY’S COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO BIG 5 SPORTING GOODS CORPORATION, 2525 EAST EL SEGUNDO BOULEVARD, EL SEGUNDO CALIFORNIA, 90245, ATTENTION: SECRETARY

APPENDIX A

DEFINITION OF NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) MEASURES

This Proxy Statement contains non-GAAP financial measures (as defined by SEC Regulation G). In addition to providing our financial results in accordance with generally accepted accounting principles (“GAAP”), we are providing non-GAAP earnings before interest, income tax expense, depreciation and amortization (“EBITDA”) and any other adjustments (“Adjusted EBITDA”). EBITDA and Adjusted EBITDA are not prepared in accordance with GAAP and exclude certain items presented below. We use EBITDA and Adjusted EBITDA internally for forecasting purposes and as factors to evaluate our operating performance and to determine executive bonuses. We believe that Adjusted EBITDA provides useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of core operating results and business outlook. While we believe that EBITDA and Adjusted EBITDA can be useful to investors in evaluating our period-to-period operating results, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP. In addition, our definition or calculation of these non-GAAP measures may differ from similarly titled measures used by other companies, limiting the usefulness of this financial measure for comparison to other companies. We believe the GAAP measure that is most comparable to non-GAAP EBITDA and Adjusted EBITDA is net income, and a reconciliation of our non-GAAP EBITDA and Adjusted EBITDA to GAAP net income is provided below.

	Fiscal Year Ended
	December 31, 2023	January 1, 2023	January 2, 2022	January 3, 2021
	(In thousands)
GAAP net (loss) income (as reported)	$(7,083)	$26,134	$102,386	$55,940
+ Interest expense (income) (as reported)	(153)	572	893	1,880
+ Income tax (benefit) expense (as reported)	(3,498)	6,809	32,738	18,445
+ Depreciation and amortization (as reported)	18,315	18,020	17,698	18,450

EBITDA	$7,581	$51,535	$153,715	$94,715

- Extinguishment of certain real estate-related liabilities	(2,428)	—	—	—
+ Legal settlement provision	1,500	—	—	—
+ Store asset impairment	631	—	—	—
+ Revaluation of workers’ compensation reserves due to change in claims assessment methodology	—	1,039	—	—
- Lease concessions related to the impact of COVID-19	—	—	—	(3,100)
- Gain on eminent domain settlement	—	—	—	(2,500)
- Elimination of liability for an employment agreement	—	—	(995)	—
- Gain on recovery of insurance settlements	—	—	(709)	(2,800)

Adjusted EBITDA	$7,284	$52,574	$152,011	$86,315

A-1

 BIG 5 SPORTING GOODS CORPORATION

 2525 E. EL SEGUNDO BLVD.

 EL SEGUNDO, CA 90245

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BGFV2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 4, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43520-P08787      KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.      DETACH AND RETURN THIS PORTION ONLY

BIG 5 SPORTING GOODS CORPORATION
The Board of Directors recommends you vote FOR the following:

1.	Election of Three Class A Directors

	Nominees:		For	Against	Abstain

	1a.	Colleen B. Brown	☐	☐	☐

	1b.	Stephen E. Carley	☐	☐	☐

	1c.	David R. Jessick	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.		For	Against	Abstain

2.	Approval of the compensation of the Company’s named executive officers as described in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.		For	Against	Abstain

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2024.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders

to be held on June 5, 2024:

The Proxy Statement and 2023 Annual Report to Stockholders are available at www.proxyvote.com.

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V43521-P08787

BIG 5 SPORTING GOODS CORPORATION

Annual Meeting of Stockholders

June 5, 2024 10:00 AM Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation (the “Company”) and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints Steven G. Miller, Barry D. Emerson and Ian R. Landgreen, or any of them, with full power of substitution and resubstitution in each, as attorneys and proxies of the undersigned.

Said proxies are hereby given authority to vote all shares of common stock of the Company which the undersigned may be entitled to vote at the 2024 Annual Meeting of Stockholders of the Company and at any and all adjournments or postponements thereof on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THIS PROXY. IF NO DIRECTION IS MADE, THE PROXIES ARE AUTHORIZED TO VOTE: “FOR” THE NOMINEES LISTED ON THE REVERSE SIDE OR SUCH SUBSTITUTE NOMINEE(S) FOR DIRECTORS AS THE BOARD OF DIRECTORS OF THE COMPANY SHALL SELECT; “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS; AND “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING (AND ANY SUCH ADJOURNMENTS OR POSTPONEMENTS).

Continued and to be signed on reverse side